                                                                   EXHIBIT 10.12

                                  $75,000,000

                          LOAN AND SECURITY AGREEMENT


                                     AMONG


                             THOMASTON MILLS, INC.,
                                  AS BORROWER,


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  AS LENDERS,


                         FOOTHILL CAPITAL CORPORATION,
                 AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,


                                      AND


                          FOOTHILL CAPITAL CORPORATION

                                      AND

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                  AS CO-AGENTS


                              AS OF JULY 27, 1999

                               TABLE OF CONTENTS


                                                                                                      Page(s)
                                                                                                      -------

I.       DEFINITIONS AND CONSTRUCTION.......................................................................1
         A.       Definitions...............................................................................1
         1.2      Accounting Terms.........................................................................23
         1.3      Code.....................................................................................24
         1.4      Construction.............................................................................24
         1.5      Schedules and Exhibits...................................................................24

2.       LOAN AND TERMS OF PAYMENT.........................................................................24
         2.1      Revolving Advances.......................................................................24
         2.2      Letters of Credit........................................................................33
         2.3      Tranche A Term Loans.....................................................................36
         2.4      Tranche B Term Loans.....................................................................37
         2.5      Payments.................................................................................38
         2.6      Overadvances.............................................................................40
         2.7      Interest and Letter of Credit Fees:  Rates, Payments, and
                  Calculations.............................................................................40
         2.8      Collection of Accounts...................................................................42
         2.9      Crediting Payments; Application of Collections...........................................42
         2.10     Designated Account.......................................................................43
         2.11     Maintenance of Loan Account; Statements of Obligations...................................43
         2.12     Fees.....................................................................................43
         2.13     Eurodollar Rate Loans....................................................................44
         2.14     Illegality...............................................................................46
         2.15     Requirements of Law......................................................................47
         2.16     Indemnity................................................................................48

3.       CONDITIONS; TERM OF AGREEMENT.....................................................................49
         3.1      Conditions Precedent to the Initial Advance,  Letter of Credit and the
                  Term Loans...............................................................................49
         3.2      Conditions Precedent to all Advances, all Letters of Credit and the Term
                  Loans....................................................................................52
         3.3      Condition Subsequent.....................................................................52
         3.4      Term.....................................................................................53
         3.5      Effect of Termination....................................................................53
         3.6      Early Termination by Borrower............................................................53
         3.7      Termination Upon Event of Default........................................................54

4.       CREATION OF SECURITY INTEREST.....................................................................54
         4.1      Grant of Security Interest...............................................................54
         4.2      Negotiable Collateral....................................................................54

         4.3      Collection of Accounts, General Intangibles, and Negotiable
                  Collateral...............................................................................54
         4.4      Delivery of Additional Documentation Required............................................55
         4.5      Power of Attorney........................................................................55
         4.6      Right to Inspect.........................................................................56

5.       REPRESENTATIONS AND WARRANTIES....................................................................56
         5.1      No Encumbrances..........................................................................56
         5.2      Eligible Accounts........................................................................56
         5.3      Eligible Inventory.......................................................................57
         5.4      Equipment................................................................................57
         5.5      Location of Inventory and Equipment......................................................57
         5.6      Inventory Records........................................................................57
         5.7      Location of Chief Executive Office; FEIN.................................................57
         5.8      Due Organization and Qualification; Subsidiaries.........................................57
         5.9      Due Authorization; No Conflict...........................................................58
         5.10     Litigation...............................................................................59
         5.11     No Material Adverse Change. .............................................................59
         5.12     Solvency.................................................................................59
         5.13     Employee Benefits........................................................................59
         5.14     Environmental Condition..................................................................59
         5.15     Intellectual Property....................................................................60
         5.16     Year 2000 Compliance.....................................................................60

6.       AFFIRMATIVE COVENANTS.............................................................................60
         6.1      Accounting System........................................................................60
         6.2      Collateral Reporting.....................................................................60
         6.3      Financial Statements, Reports, Certificates..............................................61
         6.4      Tax Returns..............................................................................62
         6.5      Guarantor Reports........................................................................63
         6.6      Returns..................................................................................63
         6.7      Title to Equipment.......................................................................63
         6.8      Maintenance of Equipment.................................................................63
         6.9      Taxes....................................................................................63
         6.10     Insurance................................................................................64
         6.11     No Setoffs or Counterclaims..............................................................65
         6.12     Location of Inventory and Equipment......................................................65
         6.13     Compliance with Laws.....................................................................66
         6.14     Employee Benefits........................................................................66
         6.15     Leases...................................................................................67

7.       NEGATIVE COVENANTS................................................................................67
         7.1      Indebtedness.............................................................................67
         7.2      Liens....................................................................................68
         7.3      Restrictions on Fundamental Changes......................................................68
         7.4      Disposal of Assets.......................................................................68

         7.5      Change Name..............................................................................68
         7.6      Guarantee................................................................................68
         7.7      Nature of Business.......................................................................68
         7.8      Prepayments and Amendments...............................................................68
         7.9      Change of Control........................................................................69
         7.10     Consignments.............................................................................69
         7.11     Distributions............................................................................69
         7.12     Accounting Methods.......................................................................69
         7.13     Investments..............................................................................69
         7.14     Transactions with Affiliates.............................................................69
         7.15     Suspension...............................................................................70
         7.16     Compensation.............................................................................70
         7.17     Use of Proceeds..........................................................................70
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees.............................................................................70
         7.19     No Prohibited Transactions Under ERISA...................................................70
         7.20     Financial Covenants......................................................................71
         7.21     Capital Expenditures.....................................................................72

8.       EVENTS OF DEFAULT.................................................................................73

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES............................................................75
         9.1      Rights and Remedies......................................................................75
         9.2      Remedies Cumulative......................................................................78
         9.3      Special Provisions Regarding Tranche B Lenders...........................................78

10.      TAXES AND EXPENSES................................................................................79

11.      WAIVERS; INDEMNIFICATION..........................................................................79
         11.1     Demand; Protest; etc.....................................................................79
         11.2     The Lender Group's Liability for Collateral..............................................79
         11.3     Indemnification..........................................................................79

12.      NOTICES...........................................................................................80

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER........................................................82

14.      DESTRUCTION OF BORROWER'S DOCUMENTS...............................................................83

15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS........................................................83
         15.1     Assignments and Participations...........................................................83
         15.2     Successors...............................................................................86

16.      AMENDMENTS; WAIVERS...............................................................................86
         16.1     Amendments and Waivers...................................................................86
         16.2     No Waivers; Cumulative Remedies..........................................................87

17.      AGENT; CO-AGENTS; THE LENDER GROUP................................................................88
         17.1     Appointment and Authorization of Agent and the Co-Agents.................................88
         17.2     Delegation of Duties.....................................................................89
         17.3     Liability of Agent-Related Persons and Co-Agent Related Persons..........................89
         17.4     Reliance by Agent and the Co-Agents......................................................89
         17.5     Notice of Default or Event of Default....................................................90
         17.6     Credit Decision..........................................................................91
         17.7     Costs and Expenses; Indemnification......................................................91
         17.8     Agent in Individual Capacity.............................................................92
         17.9     Successor Agent..........................................................................92
         17.10    Withholding Tax..........................................................................93
         17.11    Collateral Matters.......................................................................94
         17.12    Restrictions on Actions by Lenders; Sharing of Payments..................................95
         17.13    Agency for Perfection....................................................................96
         17.14    Payments by Agent to the Lenders.........................................................96
         17.15    Concerning the Collateral and Related Loan Documents.....................................96
         17.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information...................................................97
         17.17    Several Obligations; No Liability........................................................98

18.      GENERAL PROVISIONS................................................................................98
         18.1     Effectiveness............................................................................98
         18.2     Section Headings.........................................................................98
         18.3     Interpretation...........................................................................99
         18.4     Severability of Provisions...............................................................99
         18.5     Counterparts; Telefacsimile Execution....................................................99
         18.6     Revival and Reinstatement of Obligations.................................................99
         18.7     Integration..............................................................................99
         18.8     Time is of the Essence. ................................................................100
         18.9     Press Releases..........................................................................100

           SCHEDULES AND EXHIBITS

Schedule C-1         Commitments
Schedule E-1         Eligible Inventory Locations
Schedule E-2         Eligible Off-Site Inventory Locations
Schedule P-1         Permitted Liens
Schedule R-1         Real Property Collateral
Schedule 2.8         List of Deposit Accounts
Schedule 3.1(k)      Collateral Access Agreements
Schedule 5.10        Litigation
Schedule 5.13        ERISA Benefit Plans
Schedule 5.14        Environmental Matters
Schedule 5.15        Intellectual Property
Schedule 6.12        Location of Inventory and Equipment
Schedule 7.1         Indebtedness
Schedule 7.10        Consignments and Bill and Hold Sales
Schedule 7.14        Transactions with Affiliates

Exhibit A-1          Form of Assignment and Acceptance
Exhibit C-1          Form of Compliance Certificate

                          LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of July 27, 1999, among THOMASTON MILLS, INC., a Georgia corporation ("Borrower"), with its chief executive office and principal place of business located at 115 East Main Street, Thomaston, Georgia 30286, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, as administrative agent and collateral agent ("Agent") and FOOTHILL CAPITAL CORPORATION and GENERAL ELECTRIC CAPITAL CORPORATION as co- agents (collectively, the "Co-Agents"), on the other hand.

         The parties agree as follows:

         I.       DEFINITIONS AND CONSTRUCTION.

                  A. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means, as of any relevant date, any
Person who is obligated under, with respect to, or on account of, an Account.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Accounts Payable Reserve" means reserves (determined
from time to time by the Co-Agents in their discretion) for accounts payable more than sixty (60) days past due.

                           "Adjusted Eurodollar Rate" means, with respect to
each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) one hundred percent (100%) minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           "Advances" has the meaning set forth in Section
2.1(a).

                           "Affiliate" means, as applied to any Person, any
other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                           "Agent" means Foothill, solely in its capacity as
administrative agent and collateral agent for the Lender Group, and shall include any successor agent.

                           "Agent's Account" has the meaning set forth in
Section 2.8.

                           "Agent Advance" has the meaning set forth in
Section 2.1(h).

                           "Agent Loan" has the meaning set forth in Section
2.1(g).

                           "Agent-Related Persons" means Agent, together with
its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

                           "Agreement" has the meaning set forth in the preamble
hereto.

                           "Assignee" has the meaning set forth in Section 15.1.

                           "Assignment and Acceptance" has the meaning set forth
in Section 15.1 (a) and shall be in the form of Exhibit A-1.

                           "Authorized Person" means any officer or other
employee of Borrower.

                           "Availability" means, as of the date of
determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Tranche A Amount, less (b) the Revolving Facility Usage.

                           "Average Unused Portion of Maximum Tranche A Amount"
means, as of any date of determination, (a) the Maximum Tranche A Amount, less
(b) the sum of (i) the average Daily Balance of Advances and Tranche A Term Loans that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                           "Back Bay" means Back Bay Capital Funding LLC, a
Delaware limited liability company.

                           "Bankruptcy Code" means the United States Bankruptcy
Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

                           "Benefit Plan" means a "defined benefit plan" (as
defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                           "Borrower" has the meaning set forth in the preamble
to this Agreement.

                           "Borrower's Books" means all of Borrower's books and
records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                           "Borrowing" means a borrowing hereunder consisting of
Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

                           "Borrowing Base" has the meaning set forth in Section
2.1(a).

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which national banks are authorized or required to close and Agent and Co- Agents are open.

                           "Business Plan" has the meaning set forth in Section
6.3(e).

                           "Change of Control" shall be deemed to have occurred
at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the Hightower Family, Mt. Vernon Mills or any Person acquiring ownership of Borrower under the warrants provided for in connection with the SunTrust Loan Agreement) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, or (b) the Hightower Family ceases to own or control at least twenty-five percent (25%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors, or (c) without double counting the officers and directors of Borrower as of the Closing Date, together with Hightower Family, cease to own or control at least a majority of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

                           "Closing Date" means the date of the first to occur
of the making of the initial Advance, the issuance of the initial Letter of Credit or the funding of the Term Loans.

                           "Co-Agent Related Person" means a Co-Agent, together
with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Co-Agent and such Affiliates.

                           "Co-Agents" shall have the meaning set forth in the
preamble of this Agreement.

                           "Code" means the Georgia Uniform Commercial Code.

                           "Collateral" means all real and personal property of
Borrower, whether now existing or hereafter arising, including without limitation each of the following:

                           1.       the Accounts,

                           2.       Borrower's Books,

                           3.       the Equipment,

                           4.       the General Intangibles,

                           5.       the Inventory,

                           6.       the Negotiable Collateral,

                           7.       the Investment Property and its components,

                           8.       the Real Property Collateral,

                           9.       any money, or other assets of Borrower that
now or hereafter come into the possession, custody, or control of the Lender Group, and

                           10.      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Investment Property, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                           "Collateral Access Agreement" means a landlord
waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, printer, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                           "Collections" means all cash, checks, notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Commitment" means, at any time with respect to a
Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, which amount is the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                           "Compliance Certificate"  means a certificate
substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

                           "Consolidated Current Assets" means, as of any date
of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                           "Consolidated Current Liabilities" means, as of any
date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

                           "Cost" means, with respect to Eligible Inventory, the
lower of cost or market value of such Eligible Inventory as determined on a basis consistent with Borrower's current and historical accounting practices.

                           "Current Pay Interest" has the meaning set forth in
Section 2.7(a).

                           "Daily Balance" means the amount of an Obligation
owed at the end of a given day.

                           "deems itself insecure" means that the Person deems
itself insecure in accordance with the provisions of Section 1-208 of the Code.

                           "Default" means an event, condition, or default that,
with the giving of notice, the passage of time, or both, would be an Event of Default.

                           "Defaulting Lender" has the meaning set forth in
Section 2.1 (f)(ii).

                           "Defaulting Lenders Rate" means the Reference Rate
for the first three (3) days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

                           "Designated Account" means account number
2080000693888 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                           "Designated Account Bank" means First Union National
Bank, whose office is located at Atlanta, Georgia, and whose ABA number is 061000227.

                           "Dilution" means, in each case based upon the
experience of the immediately prior three (3) months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                           "Dilution Reserve" means, as of any date of
determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five (5%).

                           "Disbursement Letter" means an instructional letter
executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                           "Dollars or $" means United States dollars.

                           "East Bank" means East Bank Trading Co., a Georgia
corporation.

                           "EBITDA" means, for any period, the net income (or
net loss) of Borrower, for such period as determined in accordance with GAAP,
(a) plus, to the extent reflected in the changes in the statement of net income for such period, the sum of, without duplication, the following for Borrower
(i) interest expense, (ii) taxes actually paid, (iii) depreciation and amortization expense, (iv) extraordinary losses, (v) non-cash adjustments for original issue discount, and (vi) the non-cash adjustments approved by the Lenders from time to time, and (b) minus, to the extent reflected in the changes in the statement of net income for such period, extraordinary gains of Borrower.

                           "Eligible Accounts" means, collectively, the Eligible
Domestic Accounts and the Eligible Foreign Accounts.

                           "Eligible Bill and Hold Accounts" means those
Accounts that do not qualify as Eligible Domestic Accounts solely because the goods giving rise to such Accounts have not been shipped to the Account Debtor.

                           "Eligible Bill and Hold Inventory" means those items
of inventory that do not qualify as Eligible Landed Inventory solely because such inventory has been sold (but not shipped) to an Account Debtor so long as such sale is represented by an Eligible Bill and Hold Account.

                           "Eligible Domestic Accounts" means those Accounts net
of customary reserves (other than reserves provided for elsewhere in this Agreement) created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Co-Agents in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Co- Agents in the Co-Agents' reasonable credit judgment. Eligible Accounts shall not include the following:

                           (a)      (i) Accounts that the Account Debtor has
failed to pay within

                                            (A)      sixty (60) days of due date
therefor, or

                                            (B)      (x) with respect to
Accounts in an aggregate amount of up to $600,000 and with respect to which the Account Debtor is Sweet Orr, subject to the credit quality of Sweet Orr being acceptable to the Co-Agents as determined by the Co-Agents from time to time in their reasonable credit judgment, one hundred twenty (120) days of invoice date,

                                                     (y) during the period from
the Closing Date to the date one hundred twenty (120) days following the Closing Date only, with respect to Accounts in an aggregate amount up to $1,200,000 and with respect to which the Account Debtor is East Bank, subject to the credit quality of East Bank being acceptable to the Co- Agents as determined by the Co-Agents from time to time in the their reasonable credit judgment, one hundred twenty (120) days of invoice date, and

                                                     (z) with respect to all
other Accounts, ninety (90) days of invoice date, or

                                    (ii) Accounts with selling terms of more
than sixty (60) days;

                           (b)      Accounts owed by an Account Debtor or its
Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (c)      Accounts with respect to which the Account
Debtor is an employee, Affiliate, or agent of Borrower;

                           (d)      Accounts with respect to which goods are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (e)      Accounts that are not payable in Dollars or
with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any State thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

                           (f)      Accounts with respect to which the Account
Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of the Co-Agents, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                           (g)      Accounts with respect to which the Account
Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account (including without limitation for amounts due to the Account Debtor for cooperative advertising);

                           (h)      Accounts with respect to an Account Debtor
(other than Wal- Mart or VF JeansWear) whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                           (i)      Accounts with respect to Wal-Mart, as
Account Debtor, so long as the Co-Agents are reasonably satisfied with the credit quality of such Account Debtor as determined by the Co-Agents from time to time, to the extent Wal-Mart's total obligations owing to Borrower exceed twenty percent (20%) of all Eligible Accounts;

                           (j)      Accounts with respect to VF JeansWear, as
Account Debtor, so long as the Co-Agents are reasonably satisfied with the credit quality of such Account Debtor as determined by the Co-Agents from time to time, to the extent VF JeansWear's total obligations owing to Borrower exceeds twenty percent (20%) of all Eligible Accounts;

                           (k)      Accounts with respect to which the Account
Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (l)      Accounts the collection of which the
Co-Agents, in their reasonable credit judgment, believe to be doubtful by reason of the Account Debtors' financial condition;

                           (m)      Accounts with respect to which the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale; and

                           (n)      Accounts that represent progress payments
or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

                           "Eligible Foreign Accounts" means those Accounts that
do not qualify as Eligible Domestic Accounts solely because the Account Debtor with respect to such Accounts (i) does not maintain its chief executive office in the United States or Canada or (ii) is not organized under the laws of the United States or any State thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, but either (a) such Accounts are supported by an irrevocable letter of credit satisfactory to the Co-Agents (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (b) such Accounts are covered by credit insurance in form and amount, and by an insurer, satisfactory to the Co-Agents.

                           "Eligible Inventory" means the Eligible Landed
Inventory and the Eligible Off-Site Inventory.

                           "Eligible Landed Inventory" means Inventory
consisting of first quality finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods (including griege goods and Rolled Stock), that are located at or in-transit between Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Co-Agents in the Co-Agents' reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

                           (a)      it is not owned solely by Borrower or
Borrower does not have good, valid, and marketable title thereto;

                           (b)      it is not located at, or in-transit between,
Borrower's premises identified on Schedule E-1;

                           (c)      it is not located on property owned or
leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                           (d)      it is not subject to a valid and perfected
first priority security interest in favor Agent, for itself and for the benefit of the Lender Group;

                           (e)      it consists of goods returned or rejected by
Borrower's customers or goods in transit; and

                           (f)      it is obsolete or slow moving, a restrictive
or custom item, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person (other than a Lien arising under subsection (b), (c)(to the extent such Lien is in favor of Wachovia), (e), (f), (g), or (i) of the definition of Permitted Liens), bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                           "Eligible Off-Site Inventory" means those items of
Inventory consisting of griege goods that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule E-1 but such Inventory is located at a printer or processor which has executed a Collateral Access Agreement in favor of Agent and is segregated or otherwise separately identifiable from goods of others, if any, on the premises of such printer or processor. As of the Closing Date, the locations of Eligible Off-Site Inventory are as set forth on Schedule E-2.

                           "Eligible Transferee" means (a) a commercial bank
organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by the Co-Agents.

                           "Equipment" means all of Borrower's present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and
(b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                           "Equipment Net Liquidation Value" means the value of
Equipment on a net liquidation basis determined from time to time by an appraiser satisfactory to the Co-Agents based on a comparable methodology as used by MB Valuation Services, Inc. in connection with its appraisal of the Equipment completed in connection with the closing of this Agreement.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                           "ERISA Affiliate" means (a) any corporation subject
to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                           "ERISA Event" means (a) a Reportable Event with
respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                           "Eurodollar Rate" means, with respect to the Interest
Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Wells Fargo Bank, National Association by major banks in the London interbank market (or other Eurodollar Rate market selected by Agent) on or about 2:00 p.m. (Atlanta, Georgia time) two (2) Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                           "Eurodollar Rate Loan" means a Loan (or any portion
thereof) (other than a Tranche B Term Loan) made or outstanding hereunder during any period when interest on such Loan (or portion thereof) is payable based on the Eurodollar Rate.

                           "Event of Default" has the meaning set forth in
Section 8.

                           "Existing Lender" means SunTrust Bank, Atlanta, as
agent for the lenders party to the SunTrust Loan Agreement.

                           "FEIN" means Federal Employer Identification Number.

                           "Foothill" means Foothill Capital Corporation, a
California corporation, with an office in Atlanta, Georgia.

                           "Funding Date" means the date on which a Borrowing
occurs.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "GE Capital" means General Electric Capital
Corporation, a New York corporation.

                           "General Intangibles" means all of Borrower's present
and future general intangibles and other personal property (including contract rights (including without limitation all rights of Borrower under the Rattlers Letter Agreement), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                           "Governing Documents" means the certificate or
articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                           "Hazardous Materials" means (a) substances that are
defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                           "Hightower Family" means, collectively, George
Hightower, Sr., George Hightower, Jr., William Hightower, Neil Hightower, Stewart Davis, any family member of any of the foregoing, their heirs and estates, and any trust in which any of the foregoing are the beneficiaries.

                           "Indebtedness" means:  (a) all obligations of
Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intangible Assets" means, with respect to any
Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                           "Intercreditor Agreement" means that certain
Intercreditor Agreement dated as of the date hereof by and among the Existing Lender, as agent for the lenders party to the SunTrust Loan Agreement, and Foothill, as Agent for the Lenders, which agreement shall be acknowledged by Borrower.

                           "Interest Period" means, for any Eurodollar Rate
Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date one (1), two
(2), or three (3) months thereafter, as selected by Borrower and notified to Agent pursuant to Section 2.13, but in no event ending after the Maturity Date of this Agreement.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                           "Inventory Reserves" means reserves (determined from
time to time by the Co-Agents in their discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                           "Investment Property" means all of Borrower's
"investment property" as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including without limitation all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "L/C" has the meaning set forth in Section 2.2(a).

                           "L/C Guaranty" has the meaning set forth in Section
2.2(a).

                           "Lender" and "Lenders" have the respective meanings
set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                           "Lender Group" means, individually and collectively,
each of the individual Lenders, the Agent and the Co-Agents.

                           "Lender Group Expenses" means all: out-of-pocket
costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or out-of-pocket charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); reasonable charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent or any Co-Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining Borrower's Books or setting up electronic collateral reporting from Borrower to Agent; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses and the fees and expenses of any financial advisor retained on behalf of the Lender Group incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "Letter of Credit" means an L/C or an L/C Guaranty,
as the context requires.

                           "Lien" means any interest in property securing an
obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Liquidation Value" means the product of (a) the Cost
of each type of Eligible Inventory (net of Inventory Reserves applicable thereto) to which reference is made in the calculation of "Borrowing Base" in
Section 2.1(a)(y) and of Eligible Bill and Hold Inventory (net of Inventory Reserves applicable thereto) multiplied by (b) that percentage determined by the then most recent appraisal of the Borrower's Inventory undertaken at the request of Agent as reflecting that appraiser's estimate of the recovery on

Cost of that type of Inventory in a liquidation thereof, each of which appraisals shall be made in a manner consistent with the methodology employed to prepare that appraisal of Borrower's Inventory prepared by MB Valuation Services, Inc. and dated January 2, 1999.

                           "Loan Account" has the meaning set forth in Section
2.11.

                           "Loan Documents" means this Agreement, the
Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Mortgages, the Trademark Security Agreement, the Stock Pledge Agreement, the Patent Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                           "Loans" means, collectively, the Advances and Term
Loans, and "Loan" means any one (or portion thereof) of the foregoing Loans.

                           "Lockbox Account" shall mean a depositary account
established pursuant to one of the Lockbox Agreements.

                           "Lockbox Agreements" means those certain Lockbox
Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

                           "Lockbox Banks" means First Union National Bank, or
such other Person or Persons as Agent and Borrower may designate from time to time.

                           "Lockboxes" has the meaning set forth in Section 2.8.

                           "Material Adverse Change" means (a) a material
adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower, (b) the material impairment of Borrower's or any Subsidiary's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral (as defined hereunder and under the Subsidiary Security Agreement), (c) a material adverse effect on the value of the Collateral (as defined hereunder and under the Subsidiary Security Agreement) or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral (as defined hereunder and under the Subsidiary Security Agreement), or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral (as defined hereunder and under the Subsidiary Security Agreement).

                           "Maturity Date" has the meaning set forth in Section
3.4.

                           "Maximum Tranche A Amount" means $70,000,000.

                           "Maximum Amount" means, as of any date of
determination, the sum of (a) the Maximum Tranche A Amount and (b) the then outstanding principal balance of the Tranche B Term Loans.

                           "Mortgages" means one or more mortgages, deeds of
trust, or deeds to secure debt, executed by Borrower in favor of Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.


                           "Mt. Vernon Mills" means, collectively, Mount Vernon
Mills, Inc., R.B. Pamplin Corporation, together with each "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) that is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than ten (10%) of the total voting power of all classes of stock then outstanding thereof entitled to vote in the election of directors thereof.

                           "Multiemployer Plan" means a "multiemployer plan" (as
defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

                           "Negotiable Collateral" means all of Borrower's
present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                           "Obligations" means, without double counting, all
Loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Tranche A Early Termination Fees and Tranche B Early Termination
Fees), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), loans, obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "Originating Lender" has the meaning set forth in
Section 15.1(e).

                           "Overadvance" has the meaning set forth in Section
2.6.

                           "Participant" has the meaning set forth in Section
15.1(c).

                           "Patent Security Agreement" means that certain Patent
Security Agreement of even date herewith among Borrower and Agent, in form and substance satisfactory to Agent.

                           "Pay-Down Letter" means a letter, in form and
substance satisfactory to Agent, from the Existing Lender, respecting (i) the amount necessary to repay in part the obligations (other than the SunTrust Term
Loan) of Borrower owing to the Existing Lender and other lenders for whom the Existing Lender is acting as agent in an amount acceptable to the Agent, the Co-Agents and Back Bay, and (ii) delivery of the documents required to evidence the priority of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrower as set forth in the Intercreditor Agreement.

                           "PBGC" means the Pension Benefit Guaranty Corporation
as defined in Title IV of ERISA, or any successor thereto.

                           "Permitted Liens" means (a) Liens held by the Lender
Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section
7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower or a Subsidiary of Borrower, as applicable, and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower or a Subsidiary of Borrower, as applicable, and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower or a Subsidiary of Borrower, as applicable, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower or a Subsidiary of Borrower, as applicable, is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are (i) in favor of Wachovia Bank, N.A. to secure the SunTrust Term Loan, or (ii) exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower or a Subsidiary of Borrower, as applicable.

                           "Permitted Protest" means the right of Borrower to
protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to the Co-Agents, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) the Co-Agents are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                           "Person" means and includes natural persons,
corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Personal Property Collateral" means all Collateral
other than the Real Property Collateral.

                           "PIK Interest"has the meaning set forth in Section
2.7(a).

                           "Plan" means any employee benefit plan, program, or
arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                           "Pro-Rata Share" means, with respect to a Lender, a
fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                           "Rattlers Letter Agreement" means that certain letter
agreement dated December 23, 1997 between Borrower and Gene Rutter, Jr., as modified, amended or replaced from time to time.

                           "Real Property" means any estates or interests in
real property now owned or hereafter acquired by Borrower.

                           "Real Property Collateral" means the parcel or
parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

                           "Reference Rate" means the variable rate of interest,
per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution; provided, however, that in the event Wells Fargo Bank, National Association, or any successor thereto, shall abolish or abandon the practice of establishing a base rate, or should the same become unascertainable, Agent shall designate a comparable reference rate which shall be deemed the Reference Rate hereunder.

                           "Reference Rate Loan" means a Loan (or any portion
thereof) (other than a Tranche B Term Loan) made or outstanding hereunder during any period when interest on such Loan (or portion thereof) is payable based on the Reference Rate.

                           "Reportable Event" means any of the events described
in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                           "Required Lenders" means, at any time, Foothill (so
long as it is Agent or a Co-Agent hereunder) and GE Capital (so long as it is a Co-Agent hereunder), together with such other Lenders whose Pro-Rata Shares together with Foothill (so long as it is Agent or a Co-Agent hereunder) and GE Capital (so long as it is a Co-Agent hereunder) aggregate sixty-six and two-thirds (662/3%) or more of the Commitments.

                           "Requirement of Law" means, as to any Person: all (a)
(i) statutes and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any governmental authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person whose conduct such Person would be responsible and (b) that Person's Governing Documents.

                           "Reserve Percentage" means and refers to, as of the
date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of one percent (1%), as determined by Agent (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Wells Fargo Bank, National Association or its Affiliates.

                           "Retiree Health Plan" means an "employee welfare
benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

                           "Revolving Facility Usage" means, as of any date of
determination, the aggregate amount of Advances, undrawn or unreimbursed Letters of Credit outstanding and Tranche A Term Loans outstanding.


                           "Rolled Stock" means Inventory consisting of print
and solid tint sheeting used to produce the consumer product line of business of Borrower.

                           "Settlement" has the meaning set forth in Section
2.1(i)(i).

                           "Settlement Date" has the meaning set forth in
Section 2.1(i)(i).

                           "Solvent" means, with respect to any Person on a
particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                           "Stock Pledge Agreement" means that certain Stock
Pledge Agreement of even date herewith among Borrower and Agent, in form and substance satisfactory to Agent.

                           "Subsidiary" of a Person means a corporation,
partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corpora tion, partnership, limited liability company, or other entity.

                           "Subsidiary Guaranty" means that certain Subsidiary
Guaranty of even date herewith from Thomaston Mills FSC in favor of Agent, in form and substance satisfactory to Agent.

                           "Subsidiary Security Agreement" means that certain
Subsidiary Security Agreement of even date herewith between Thomaston Mills FSC and Agent, in form and substance satisfactory to Agent.

                           "SunTrust Lenders" means the lenders party to the
SunTrust Loan Agreement.

                           "SunTrust Loan Agreement" means that certain Credit
and Security Agreement dated as of August 19, 1998 by and among Borrower, SunTrust Bank, Atlanta, as agent and the lenders from time to time party thereto, as such agreement may be amended, restated supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement.

                           "SunTrust Term Loan" means that certain term loan in
the principal amount of $15,000,000 as of the Closing Date made by the SunTrust Lenders to Borrower pursuant to the SunTrust Loan Agreement.

                           "Tangible Net Worth" means, as of any date of
determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower (including net deferred taxes), (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates, plus (c) non-cash adjustments approved by the Lenders from time to time.

                           "Term Loans" means, collectively, the Tranche A Term
Loans and the Tranche B Term Loans.

                           "Thomaston Mills FSC" means Thomaston Mills FSC,
Inc., a U.S. Virgin Islands corporation.


                           "Trademark Security Agreement" means that certain
Trademark Security Agreement of even date herewith among Borrower and Agent, in form and substance satisfactory to Agent.

                           "Tranche A Commitment" means, at any time with
respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Tranche A Commitment" on Schedule C-1 or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Tranche A Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Tranche A Commitments" means, collectively, the aggregate amount of the Tranche A Commitments of all Lenders and which shall not exceed $70,000,000 in the aggregate at any time.

                           "Tranche A Early Termination Fee" has the meaning set
forth in Section 3.6.

                           "Tranche A Lender" means any Lender who has a Tranche
A Commitment.

                           "Tranche A Pro-Rata Share" means, with respect to a
Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Tranche A Commitment and the denominator of which is the aggregate amount of the Tranche A Commitments.

                           "Tranche A Term Loans" has the meaning set forth in
Section 2.3(a).

                           "Tranche B Commitment" means, at any time with
respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Tranche B Commitment" on Schedule C-1 or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Tranche B Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Tranche B Commitments" means, collectively, the aggregate amount of the Tranche B Commitments of all Lenders and which shall not exceed $5,000,000 in the aggregate at any time, exclusive of PIK Interest as provided for under Section 2.7.

                           "Tranche B Lender" means any Lender who has a Tranche
B Commitment.

                           "Tranche B Early Termination Fee" has the meaning set
forth in Section 3.6.

                           "Tranche B Pro-Rata Share" means, with respect to a
Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Tranche B Commitment and the denominator of which is the aggregate amount of the Tranche B Commitments.

                           "Tranche B Term Loans" has the meaning set forth in
Section 2.4(a).

                           "VF JeansWear" means V.F. Corporation, a Pennsylvania
corporation.

                           "Voidable Transfer" has the meaning set forth in
Section 15.8.

                           "Wal-Mart" means Wal-Mart Stores, Inc., a Delaware
corporation.
                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group or by Agent upon the direction of the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1      REVOLVING ADVANCES.

                           (a)      Subject to the terms and conditions of this
Agreement, each Tranche A Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Tranche A Pro-Rata Share of an amount equal to the lesser of (i) the Maximum Tranche A Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, less the outstanding balance of all Tranche A Term Loans, or
(ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit, less (B) the aggregate amount of the Accounts Payable Reserve. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                    (x)      the lesser of (i) the sum of (A)
                  eighty-five percent (85%) of Eligible Domestic Accounts plus
                  (B) the lesser of (I) $1,000,000, or (II) seventy-five percent (75%) of Eligible Foreign Accounts, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding sixty (60) day period, plus

                                    (y)      the lowest of (i) $20,000,000, (ii)
                  the sum of (A) sixty-five percent (65%) of the Cost of Eligible Inventory consisting of finished goods; (B) the lesser of (I) $3,000,000 or (II) sixty-five percent (65%) of the Cost of Eligible Bill and Hold Inventory, plus (C) sixty-five percent (65%) of the Cost of Eligible Inventory consisting of raw materials (other than griege goods); plus
                  (D) the lesser of (I) $6,000,000 or (II) forty percent (40%) of the Cost of Eligible Inventory consisting of griege goods; plus (E) the lesser of (I) $3,000,000 or (II) forty percent (40%) of the Cost of Eligible Inventory consisting of Rolled Stock; provided, however, that, notwithstanding anything to the contrary contained in the foregoing clause (ii), in the case of each type of Eligible Inventory, the advances applicable to such type of Eligible Inventory shall at no time exceed ninety percent (90%) of the Liquidation Value of such type of Eligible Inventory, and (iii) 100% of the amount of credit availability created by clause (x) above, minus the Inventory Reserves minus

                                    (z)      the aggregate amount of reserves,
                  if any, established by the Co-Agents under Sections 2.1(b),
                  6.15 and 10.

                           (b)      Anything to the contrary in this Section
notwithstanding, the Co-Agents shall have the right to establish reserves against the Borrowing Base in such amounts as the Co-Agents, in their reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate, including reserves on account of (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of the Co-Agents (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Agent (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of Collateral.

                           (c)      Amounts borrowed pursuant to this Section
2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                           (d)      Procedure for Borrowing. Each Borrowing
under the Tranche A Commitments shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (Atlanta, Georgia time) on the Funding Date if such advance is for $5,000,000 or less or no later than 1:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                           (e)      Agent's Election.  Promptly after receipt of
a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of Section 2.1(g). Agent shall give the Co-Agents prompt notice of any Agent Loan in excess of $5,000,000.

                           (f)      Making of Advances.

                                    (i)     In the event that Agent shall elect
to have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), Agent shall notify the Tranche A Lenders, not later than 4:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Tranche A Lender shall make the amount of such Tranche A Lender's Tranche A Pro-Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 3:00 p.m. (Atlanta, Georgia time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.1(l), the Agent shall not request any Tranche A Lender to make, and no Tranche A Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(B) the requested Borrowing would exceed the Availability on such Funding Date.

                                    (ii)    Unless Agent receives notice from a
Tranche A Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Tranche A Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Tranche A Lender's Tranche A Pro-Rata Share of the Borrowing, Agent may assume that each Tranche A Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Tranche A Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Tranche A Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Tranche A Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Tranche A Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Tranche A Lender to make any Advance on any Funding Date shall not relieve any other Tranche A Lender of any obligation hereunder to make an Advance on such Funding Date, but no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make the Advance to be made by such other Tranche A Lender on any Funding Date. Any Tranche A Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                                    (iii)   Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro-Rata Shares and Tranche A Pro-Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" or "Tranche A Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder.

                           (g)      Making of Agent Loans.

                                    (i)     In the event the Agent shall elect
to have the terms of this Section 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), the Agent shall not make any Agent Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                                    (ii)    The Agent Loans shall be secured by
the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.7.

                           (h)      Agent Advances.

                                    (i)     Agent hereby is authorized by
Borrower and the Lenders, from time to time in the Co-Agents' sole discretion,
(1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders which the Co-Agents, in their reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that the Co-Agents shall not direct Agent to make any Agent Advances to Borrower without the consent of the Lenders if the amount thereof would exceed $1,500,000 in the aggregate at any one time.

                                    (ii)    Agent Advances shall be repayable on
demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7.

                           (i)      Settlement.  It is agreed that each Tranche
A Lender's funded portion of the Advances is intended by the Tranche A Lenders to be equal at all times to such Tranche A Lender's Tranche A Pro-Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                                    (i)     Agent shall request settlement
("Settlement") with the Tranche A Lenders on a weekly basis (or all Lenders on a weekly basis at any time that Agent Advances are outstanding and are to be allocated to all Lenders), or on a more frequent basis if so determined by Agent (or requested by any Co-Agent), (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Tranche A Lenders (or all Lenders, as the case may be) by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Atlanta, Georgia time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Term Loans, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Tranche A Term Loans and Agent Loans exceeds such Lender's Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans and Agent Loans or if a Lender's balance of the Agent Advances exceeds such Lender's Pro- Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share (as provided in the next succeeding sentence of this Section 2.1(i)(i)) of the Agent Advances as of a Settlement Date, then Agent shall by no later than 4:00 p.m (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans and Agent Loans and its Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, of Agent Advances; and (z) if a Lender's balance of the Advances, Tranche A Term Loans and Agent Loans is less than such Lender's Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans and Agent Loans or if a Lender's balance of the Agent Advances is less than such Lender's Pro-Rata Share of the Agent Advances as of a Settlement Date, such Lender shall no later than 4:00 p.m. (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans and Agent Loans and its Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, of Agent Advances. Notwithstanding the foregoing, (1)

Agent Advances (other than Agent Advances made on account of interest and fees specifically payable in respect of to the Advances, Tranche A Term Loans, Tranche A Commitment, Tranche B Term Loans or Tranche B Commitment, as the case may be) made at a time when the Tranche A Commitment has been terminated but prior to the full repayment of the Advances and Tranche A Term Loans shall be allocated to all Lenders based on their Pro-Rata Share of such Agent Advances,
(2) Agent Advances made on account of interest and fees specifically payable in respect of the Advances, the Tranche A Term Loans or the Tranche A Commitment shall be allocated to the Tranche A Lenders based on their Tranche A Pro-Rata Share of such Agent Advances, (3) (x) Agent Advances made at a time after the Tranche A Commitment has been terminated and after the full repayment of Advances and the Tranche A Term Loans and (y) Agent Advances made on account of interest and fees specifically payable in respect of the Tranche B Term Loans or Tranche B Commitment at a time when the Tranche A Commitment has been terminated shall be allocated to the Tranche B Lenders based on their Tranche B Pro-Rata Share, and (4) the portion of such Agent Advances allocated to the Tranche B Lenders shall be added to the principal balance of the Tranche B Term Loans and shall bear interest at the rate applicable to Tranche B Term Loans. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Agent's (in its capacity as a Lender hereunder) Tranche A Pro-Rata Share (or Pro-Rata Share in the case of certain Agent Advances) thereof, shall constitute Advances of such Lenders; provided, however, that the amount of Agent Advances allocated and paid by a Tranche B Lender shall be added to the principal balance of the Tranche B Term Loan of such Tranche B Lender. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                                    (ii)    In determining whether a Lender's
balance of the Advances, Tranche A Term Loans, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans and Agent Loans and Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro- Rata Share, as the case may be, of Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrower under Section 2.12(a) shall be distributed to the Tranche A Lenders within three (3) Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Tranche A Lender as part of a Settlement.

                                    (iii)   Between Settlement Dates, Agent, to
the extent no Agent Advances or Agent Loans are outstanding, may pay over to Agent (in its capacity as a Lender hereunder) any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Agent's (in its capacity as a Lender hereunder) Tranche A Pro-Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Agent's (in its capacity as a Lender hereunder) Tranche A Pro-Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Agent (in its capacity as a Lender hereunder) shall pay to the Agent for the accounts of the Tranche A Lenders, and Agent shall pay to the Tranche A Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Tranche A Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Tranche A Pro-Rata Share of the Advances. During the period between Settlement Dates, Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Term Loans and the Advances (other than Agent Loans and Agent Advances), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

                           (j)      Notation. The Agent shall record on its
books the principal amount of the Term Loans and the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loan and Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                           (k)      Lenders' Failure to Perform. All Advances
(other than Agent Loans and Agent Advances) shall be made by the Tranche A Lenders simultaneously and in accordance with their Tranche A Pro-Rata Shares. It is understood that (i) no Tranche A Lender shall be responsible for any failure by any other Tranche A Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Tranche A Lender be increased or decreased as a result of any failure by any other Tranche A Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Tranche A Lender to perform its obligation to make any Advances hereunder shall excuse any other Tranche A Lender from its obligation to make any Advances hereunder.

                           (l)      Overadvances. (i) Agent (at the direction of
the Co-Agents) may make voluntary Overadvances without the written consent of the Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to Section 2.1(h)(i)(2)(C). If the conditions for borrowing under Section 3.2 cannot be fulfilled, the Agent may (at the direction of the Co-Agents), but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) either
(A) the outstanding Revolving Facility Usage would not exceed the Borrowing
Base by more than $1,500,000 or (B) (y) the outstanding Revolving Facility
Usage would not exceed the

Borrowing Base by more than the amount proposed by the Co-Agents and agreed to by the Lenders, and (z) such Advances are made pursuant to a plan (proposed by the Co-Agents and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Tranche A Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, the Co- Agents and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke the Co-Agents' authorization contained in this Section 2.1(l) to direct the Agent to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon the Co-Agents' receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom. Notwithstanding anything in this
Section 2.1(l), Overadvances allowed pursuant to this Section 2.1(l) (exclusive of Overadvances for interest, fees or Lender Group Expenses) when added to any Agent Advances allowed pursuant to Section 2.1(h) shall not exceed $1,500,000.

                  (ii) In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless the Co-Agents determine that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with the Co-Agents, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (iii) Each Lender shall be obligated to settle with Agent as provided in Section 2.1(i) for the amount of such Lender's Pro-Rata Share or Tranche A Pro-Rata Share, as the case may be, of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

                           (m)      Effect of Bankruptcy. If a case is commenced
by or against any Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Lenders the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to such Borrower as debtor or debtor-in-possession, or to any trustee for such Borrower, nor consent to the use of cash collateral (provided that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                  2.2      LETTERS OF CREDIT.

                           (a)      Agreement to Cause Issuance; Amounts;
Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                                    (i)     the aggregate amount of undrawn and
unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the outstanding amount of Tranche A Term Loans; or

                                    (ii)    the aggregate amount of all undrawn
or unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Tranche A Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans); less the aggregate amount of the Accounts Payable Reserve; or (y) $5,000,000; or

                                    (iii)   the outstanding Obligations would
exceed the Maximum Amount.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Tranche A Lenders are obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7.

                           (b       Indemnification. Borrower hereby agrees to
indemnify, save, defend, and hold the Tranche A Lenders harmless from any loss, cost, expense, or liability, including payments made by the Tranche A Lenders, expenses, and reasonable attorneys fees incurred by the Tranche A Lenders arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Tranche A Lenders and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Tranche A Lenders shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto other than their gross negligence or wilful misconduct. Borrower understands that the L/C Guarantees may require the Tranche A Lenders to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Tranche A Lenders harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Tranche A Lenders under any L/C Guaranty as a result of the Tranche A Lenders' indemnification of any such issuing bank.

                           (c       Supporting Materials.  Borrower hereby
authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (d       Costs of Letters of Credit.  Any and all
charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                           (e       Cash Collateral. Immediately upon the
termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Tranche A Lenders' obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this
Section 2.2(e).

                           (f)      Increased Costs. If by reason of (i) any
change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Tranche A Lenders with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                                    (i      any reserve, deposit, or similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                                    (ii     there shall be imposed on the
issuing bank or the Tranche A Lenders any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Tranche A Lenders of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Tranche A Lenders, then, and in any such case, Agent may, at any time within one hundred twenty (120) days after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a) or
(c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                           (g       Participations.

                                    (i      Purchase of Participations.
Immediately upon issuance of any Letter of Credit in accordance with this
Section 2.2, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Tranche A Lender's Tranche A Pro-Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                                    (ii     Documentation. Upon the request of
any Tranche A Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Tranche A Lender.

                                    (iii    Obligations Irrevocable. The
obligations of each Tranche A Lender to make payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Agent, for the account of the Tranche A Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                            (A       any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                            (B       the existence of any claim,
setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                            (C       any draft, certificate, or
any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                            (D       the surrender or impairment
of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                            (E       the occurrence of any
Default or Event of Default.

                  2.3      TRANCHE A TERM LOANS.

                           (a       Several Tranche A Term Loans.  Subject to
the terms and conditions of this Agreement, each Tranche A Lender severally agrees to make a term loan (each a "Tranche A Term Loan" and collectively the "Tranche A Term Loans") to Borrower on the Closing Date, in an amount equal to each such Lender's Tranche A Pro-Rata Share of $20,000,000. Each Tranche A Lender shall make the amount of such Lender's Tranche A Term Loan available to Agent in same day funds, not later than 12:00 noon (Atlanta, Georgia time), on the Closing Date. After Agent's receipt of the proceeds of such Tranche A Term Loans, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Tranche A Term Loans available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Tranche A Term Loans received by Agent to the Designated Account. All amounts outstanding under the Tranche A Term Loans shall constitute Obligations.

                           (b       Amortization. The Tranche A Term Loan of
each Tranche A Lender shall be due and payable by Borrower in equal monthly installments of principal equal to such Tranche A Lender's Tranche A Pro-Rata Share of $333,333.33, commencing on August 1, 1999 and continuing on the first day of each succeeding month thereafter. On the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise, the outstanding principal balance, and all accrued and unpaid interest under the Tranche A Term Loans shall be due and payable in full.

                           (c       Optional Prepayments of Term Loans. The
unpaid principal balance of the Tranche A Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon thirty (30) days prior written notice by Borrower to Agent. All partial prepayments of principal on the Tranche A Term Loans will be applied ratably to installments due on each such Tranche A Term Loan in the inverse order of their maturity.

                  2.4      TRANCHE B TERM LOANS.

                           (a       Several Tranche B Term Loans. Subject to the
terms and conditions of this Agreement, each Tranche B Lender severally agrees to make a term loan (each a "Tranche B Term Loan" and collectively the "Tranche B Term Loans") to Borrower on the Closing Date, in an amount equal to each such Lender's Tranche B Pro-Rata Share of $5,000,000. Each Tranche B Lender shall make the amount of such Lender's Tranche B Term Loan available to Agent in same day funds, not later than 12:00 noon (Atlanta, Georgia time), on the Closing Date. After Agent's receipt of the proceeds of such Tranche B Term Loans, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Tranche B Term Loans available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Tranche B Term Loans received by Agent to the Designated Account. All amounts outstanding under the Tranche B Term Loans shall constitute Obligations.

                           (b       Amortization/Subordination. The outstanding
principal balance, and all accrued and unpaid interest under the Tranche B Term Loans shall be due and payable in full on the earlier of the Maturity Date or the date of termination of this Agreement whether by its terms, by prepayment, by acceleration, or otherwise. The Tranche B Lenders hereby subordinate (i) all amounts due in respect of the Tranche B Term Loans to all other Obligations (other than the Tranche A Early Termination Fee) and (ii) all amounts due in respect of the Tranche B Early Termination Fee to all amounts due in respect of the Tranche A Early Termination Fee. Except as expressly permitted hereunder, the Tranche B Lenders shall not accept any payment on account of (A) the Tranche B Term Loans until the other Obligations (other than the Tranche A Early Termination Fee) are paid in full in cash and the Tranche A Commitment is terminated, and (B) the Tranche B Early Termination Fee until the Tranche A Early Termination Fee is paid in full in cash. Notwithstanding the foregoing, if any Tranche B Lender receives any payment or other asset of Borrower that is not otherwise permitted to be paid or delivered herein, such Tranche B Lender shall hold such payment or asset in trust for the Tranche A Lenders and shall promptly deliver to Agent such payment or asset to Agent for the benefit of the Tranche A Lenders.

                           (c       Optional Prepayments of Term Loans. The
Tranche B Term Loans may not be prepaid in part at any time during the term of this Agreement and may be prepaid in full only in accordance with Section 3.6 hereof.

                  2.5      PAYMENTS.

                           (a       Payments by Borrower.

                                    (i      All payments to be made by Borrower
shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 2:00 p.m. (Atlanta, Georgia time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Atlanta, Georgia time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii     Whenever any payment is due on a day
other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                                    (iii    Unless Agent receives notice from
Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b       Apportionment and Application of Payments.

                                    (i   Except as otherwise provided with
respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances, Tranche A Term Loans and Tranche B Term Loans to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account and except as specifically provided in Section 2.12) shall, as applicable, be apportioned ratably among the Lenders.

                                    (ii     All payments shall be remitted to
Agent and, except upon the occurrence and during the continuance of an Event of Default, all such payments (excluding payments relating to principal or interest on the Term Loans or of specific Advances, or constituting payment of specific fees) and all proceeds of Collateral (other than proceeds of Equipment) received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent or the Co-Agents from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, to pay Current Pay Interest due in respect of all Tranche B Term Loans; sixth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and seventh, ratably to pay any other Obligations (other than in respect of principal and PIK Interest on the Tranche B Term Loans) due to Agent or any Lender by Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

                                    (iii    Except upon the occurrence and
during the continuance of an Event of Default, all proceeds from the sale or liquidation of Equipment received by Agent, shall be applied, first, to pay or prepay principal on the Tranche A Term Loans in the inverse order of maturity; and second, in the order set forth in Section 2.5(b)(ii) above.

                                    (iv     Upon the occurrence and during the
continuance of an Event of Default, all payments shall be applied, first, to pay any fees or expense reimbursements then due to Agent or the Co-Agents from Borrower; second, to pay any fees (other than fees set forth in Section 2.12(b) and Section 3.6) or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay interest due in respect of all Tranche A Term Loans; fifth, to cash collateralize issued and outstanding Letters of Credit; sixth, ratably to pay principal of the Advances; seventh, ratably to pay principal of the Tranche A Term Loans; eighth, ratably to pay any other Obligations (other than fees provided for in Section 3.6) due to Agent or any Tranche A Lender by Borrower; ninth, to pay fees set forth in
Section 2.12(b); tenth, to pay interest due in respect of all Tranche B Term Loans; eleventh, ratably to pay principal of Tranche B Term Loans; twelfth, ratably to pay any other Obligations (other than fees provided for in Section 3.6) due to any Tranche B Lender by Borrower; thirteenth, ratably to pay the Tranche A Early Termination Fee to the Tranche A Lenders; and fourteenth, ratably to pay the Tranche B Early Termination Fee to the Tranche B Lenders; provided, however, that with respect to any payment from the proceeds from the sale of Equipment, such proceeds shall be applied ratably to pay principal of the Tranche A Term Loans (as set forth in "seventh" above ) prior to the application of such proceeds to pay principal of Advances (as set forth in "sixth" above).

                           (c       Promise to Pay. Borrower hereby promises to
pay in United States Dollars in full to Agent, for the benefit of the Lender Group, the Obligations, including, without limitation, the principal amount of all Advances and Term Loans, and all accrued and unpaid interest and fees thereon, all in accordance with the terms of this Agreement.

                  2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections
2.1 or 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.5(b).

                  2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                           (a       Interest Rate. Except as provided in
Section 2.7(c) below,

                                    (i      all Obligations (other than Advances
consisting of Eurodollar Rate Loans, undrawn Letters of Credit and the Term Loans), shall bear interest on the Daily Balance at a per annum rate equal to the Reference Rate, plus one (1.00) percentage point,

                                    (ii     all Advances consisting of
Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate plus three and one-quarter of one (3.25) percentage points,

                                    (iii    all Tranche A Term Loans consisting
of (A) Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate plus three and three-quarters of one (3.75) percentage points, and (B) Reference Rate Loans shall bear interest at a per annum rate equal to the Reference Rate plus one and three-quarters of one (1.75) percentage points, and

                                    (iv     all Tranche B Term Loans shall bear
(x) current pay interest ("Current Pay Interest") at a per annum rate equal to fifteen (15) percentage points and (y) payment-in-kind interest ("PIK Interest") at a per annum rate equal to three and one-half of one (3.50) percentage points.

                           (b       Letter of Credit Fee. Borrower shall pay
Agent, for the benefit of the Tranche A Lenders, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to two and three-quarters of one percent (2.75%) per annum times the Daily Balance of the aggregate undrawn amount of all Letters of Credit that were outstanding during the immediately preceding month.

                           (c)      Default Rate.  Upon the occurrence and
during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit), shall bear interest at a per annum rate equal to three (3) percentage points above the applicable rate provided for in Section 2.7(a) hereof, and (ii) the Letter of Credit fee provided in Section 2.7(b) shall be increased to five and three-quarters of one percent (5.75%) per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit.

                           (d)      Intentionally Omitted.

                           (e)      Payments.  Interest (other than PIK Interest
and interest accruing in respect of Eurodollar Rate Loans) and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. PIK Interest shall be due and payable on the Maturity Date or such earlier date as the Tranche B Term Loans shall be due and payable in full. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on the last day of the Interest Period therefor. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12 (as and when accrued or incurred), and all installments or other payments due under the Term Loans or any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder; provided, however, that upon a Default or Event of Default, Current Pay Interest on the Tranche B Term Loans shall not be charged to the Loan Account and such interest shall be added to the principal balance of the Tranche B Term Loans and shall bear interest at the rate applicable to the Tranche B Term Loans. Any interest not paid when due (other than Current Pay Interest accruing after the occurrence of a Default or Event of Default and PIK Interest) shall be compounded and shall thereafter accrue interest at the rate then applicable to Reference Rate Loans hereunder. Current Pay Interest accruing after a Default or Event of Default and PIK Interest shall be compounded and shall accrue interest at the rate then applicable to Tranche B Term Loans hereunder.

                           (f)      Computation. The Reference Rate as of the
date of this Agreement is seven and one-half percent (7.5%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                           (g)      Intent to Limit Charges to Maximum Lawful
Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.8      COLLECTION OF ACCOUNTS.

                  (a) Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

                  (b) Borrower shall not open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Lockbox Account and the other accounts listed on Schedule 2.8. All deposit accounts and investment accounts of Borrower and its Subsidiaries are listed on Schedule 2.8.

                  2.9 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrower for one (1) Business Day of 'clearance' or 'float' for the sole account of Agent at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all

Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. Atlanta, Georgia time. If any Collection item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. Atlanta, Georgia time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                  2.10 DESIGNATED ACCOUNT. Agent and the Lender Group are authorized to make the Advances, the Letters of Credit and the Term Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.7(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Term Loans requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance and the Term Loans requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

                  2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loans made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower; provided, however, that Back Bay shall send monthly interest statements setting forth the monthly interest accrual and payment due in respect of the Tranche B Term Loans to Borrower, with a copy to Agent, no later than ten (10) days prior to the due date therefor. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                  2.12 FEES. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                           (a)      Tranche A Fees.  The fees described in that
certain Fee Letter of even date herewith among Borrower, Agent, Foothill and GE Capital.

                           (b)      Tranche B Fees.

                                    (i)     Tranche B Commitment Fee. A
commitment fee of $150,000 payable to Agent for the benefit of Back Bay, which fee has been fully earned and which is due and payable on the Closing Date.

                                    (ii)    Facility Fee.  A facility fee in the
amount of $75,000 per annum, earned in full on the Closing Date, and payable to Agent for the benefit of Back Bay on the earlier of each anniversary of the Closing Date, or the date of termination of this Agreement.

                           (c)      Financial Examination and Appraisal Fees.
For each of the respective sole accounts of Agent and, to the extent a Lender accompanies Agent under Section 4.6, such Lender: (i) fee of $750 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent and any such Lender; (ii) fee of $750 per day per Person, plus out-of-pocket expenses, to set up electronic collateral reporting from Borrower to Agent,
(iii) an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender; and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral or to set up electronic collateral reporting from Borrower to Agent; provided, however, that notwithstanding clause (i) above, so long as no Default or Event of Default exists, Borrower shall be responsible for the payment of examination fees provided for in such clause (i) in connection with no more than four (4) examinations per year.

                           (d)      Servicing Fee. On the first day of each
month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee payable in arrears (i) to the Agent (for the sole benefit of Agent) in an amount equal to $5,000, and (ii) to the Agent (for the sole benefit of Back Bay) in an amount equal to $2,500.

                           (e)      Miscellaneous. Except as specifically
provided herein, the fees set forth herein shall be fully earned when due, non-refundable when paid and, if applicable computed on the basis of a 360 day year for the actual number of days elapsed.

                  2.13 EURODOLLAR RATE LOANS. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                           (a)      Borrowing; Conversion; Continuation.
Borrower may from time to time, on or after the Closing Date, request in writing to Agent: (i) Loans (other than Tranche B Term Loans) to constitute Eurodollar Rate Loans; (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued) and the proposed Interest Period, in each case subject to the limitations set forth below. Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor, each of the following conditions is satisfied:

                           (v)      no Event of Default exists;

                           (w) no more than five (5) Eurodollar Rate Loans may be in effect at any one time;

                           (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                           (y) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to the Lenders and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

                           (z) Agent shall have received such request at least two (2) Business Days prior to the proposed funding date therefor.

Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Agent shall determine under Section 2.13(a), 2.14 or 2.15 that such Eurodollar Rate Loans cannot be made or continued.

                           (b)      Determination of Interest Paid. By giving
notice as set forth in Section 2.13(a), Borrower shall have the option of selecting a one (1), two (2), or three (3) month Interest Period for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions:

                                    (i)      in the case of immediately
                                             successive Interest Periods, each
                                             successive Interest Period shall
                                             commence on the day on which the
                                             next preceding Interest Period
                                             expires;

                                    (ii)     if any Interest Period would
                                             otherwise expire on a day which is
                                             not a Business Day, the Interest
                                             Period shall be extended to expire
                                             on the next succeeding Business
                                             Day; provided, however, that if
                                             the next succeeding Business Day
                                             occurs in the following calendar
                                             month, then such Interest Period
                                             shall end on the last Business Day
                                             of the calendar month at the end
                                             of such Interest Period;

                                    (iii)    if any Interest Period begins on
                                             the last Business Day of a month
                                             or on a day for which there is no
                                             numerically corresponding day in
                                             the calendar month at the end of
                                             such Interest Period, then the
                                             Interest Period shall end on the
                                             last Business Day of the calendar
                                             month at the end of such Interest
                                             Period; and

                                    (iv)     Borrower may not select an
                                             Interest Period which expires
                                             later than the Maturity Date.

                           (c)      Automatic Conversion: Optional Conversion by
Agent. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.13(a). Any Eurodollar Rate Loan shall, at the Tranche A Lenders' option, upon notice to Borrower, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement is terminated, and Borrower shall pay to Agent for the benefit of the Tranche A Lenders any amounts required by Section 2.16 as a result thereof.

                  2.14 ILLEGALITY. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for an Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of the Lenders hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) the then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, each Tranche A Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow such Tranche A Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Agent for the benefit of the Tranche A Lenders such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that the Tranche A Lenders shall determine that they are no longer so affected, the Tranche A Lenders promptly will notify Agent and Agent will promptly notify Borrower, and upon receipt of such notice, the obligations of the Tranche A Lenders to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

                  2.15     REQUIREMENTS OF LAW.

                           (a)      If the adoption of or any change in any
Requirement of Law or in the interpretation or application thereof or compliance by the Tranche A Lenders with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof;

                                    (i)      shall subject any Tranche A Lender
                                             to any tax, levy, charge, fee,
                                             reduction, or withholding of any
                                             kind whatsoever with respect to
                                             this Agreement or any Loan, or
                                             change the basis of taxation of
                                             payments to any Tranche A Lender
                                             in respect thereof (except for the
                                             establishment of a tax based on
                                             the net income of such Tranche A
                                             Lender or changes in the rate of
                                             tax on the net income of such
                                             Tranche A Lender);

                                    (ii)     shall impose, modify or hold
                                             applicable any reserve, special
                                             deposit, compulsory loan, or
                                             similar requirement against assets
                                             held by, deposits or other
                                             liabilities in or for the account
                                             of, loans or other liabilities in
                                             or for the account of, loans or
                                             other extensions of credit by, or
                                             any other acquisitions of funds
                                             by, any office of any Tranche A
                                             Lender; or

                                    (iii)    shall impose on any Tranche A
                                             Lender any other condition with
                                             respect to this Agreement or any
                                             Loan;

and the result of any of the foregoing is to increase the cost to any Tranche A Lender of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrower shall promptly pay such Tranche A Lender, upon its demand, any additional amounts necessary to compensate such Tranche A Lender for such increased cost or reduced amount receivable; provided, however, that before making any such demand, each Tranche A Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different eurodollar lending office if the making of such designation would allow such Tranche A Lender or its eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If a Tranche A Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15, such Tranche A Lender shall notify Agent and Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by a Tranche A Lender to Agent and Borrower shall be conclusive in the absence of manifest error. If Borrower so notifies any such Tranche A Lender within five (5) Business Days after such Tranche A Lender notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.15 and reimburses such for any cost in accordance with Section 2.16, Borrower may convert all affected Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with Section 2.13.

                           (b)      If any Lender shall have determined that the
adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any governmental authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such Person could have achieved but for such change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Agent and Borrower of a prompt written request therefor, Borrower shall pay to Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

                  2.16 INDEMNITY. Borrower agrees to indemnify each Tranche A Lender and to hold each Tranche A Lender harmless from any loss or expense which such Tranche A Lender may sustain or incur as a consequence of (a) a default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) a default by Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) a default by Borrower in making any prepayment after

Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expenses arising from the re-employment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to the Tranche A Lenders under this Section 2.16 shall be made as though the Tranche A Lenders had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that any Tranche A Lender may fund each of the Eurodollar Rate Loans in a manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

         3.       CONDITIONS; TERM OF AGREEMENT.

                  3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, LETTER OF CREDIT AND THE TERM LOANS. The obligation of the Lender Group to make the initial Advance, to issue the initial Letter of Credit or to make the Term Loans is subject to the fulfillment, to the satisfaction of Agent, the Co-Agents, Back Bay and their respective counsel, of each of the following conditions on or before the Closing Date:

                           (a)      the Closing Date shall occur on or before
July 30, 1999;

                           (b)      Agent shall have received confirmation of
the filing of its financing statements and fixture filings;

                           (c)      Agent shall have received each of the
following documents, duly executed, and each such document shall be in full force and effect:

                                    a.      the Lockbox Agreements;

                                    b.      the Disbursement Letter;

                                    c.       the Pay-Down Letter, together with
                                    UCC amendments and other documentation
                                    evidencing the priority of the Liens of the Existing Lender in and to the properties and assets of Borrower as set forth in the Intercreditor Agreement;

                                    d.      the Mortgages and any related
                                    fixture filings;

                                    e.      the Trademark Security Agreement;

                                    f.       the Stock Pledge Agreement,
                                    together with original stock certificates representing 100% of the issued and outstanding capital stock of each Subsidiary of Borrower, and undated stock powers duly executed in blank;

                                    g.       the Subsidiary Guaranty;

                                    h.       the Patent Security Agreement;

                                    i.       the Subsidiary Security Agreement;
                                             and

                                    j.       the Intercreditor Agreement;

                           (d)      The SunTrust Lenders shall have entered into
an amendment dated as of the Closing Date to the SunTrust Loan Agreement in form and substance satisfactory to the Co-Agents, Back Bay and their counsel;

                           (e)      Agent shall have received a certificate from
the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                           (f)      Agent shall have received copies of
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                           (g)      Agent shall have received a certificate of
status with respect to Borrower, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                           (h)      Agent shall have received certificates of
status with respect to Borrower, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                           (i)      Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to the Co-Agents, Back Bay and their counsel;

                           (j)      Agent shall have received duly executed
certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                           (k)      Agent shall have received Collateral Access
Agreements from (x) the landlords of Borrower's distribution centers identified on Schedule 3.1(k), and (y) third-party processors of Borrower's Inventory identified on Schedule 3.1(k), and (z) such other lessors, warehousemen, bailees, and other third persons as Agent may require;

                           (l)      Agent shall have received an opinion of
Borrower's counsel and local counsel (covering the laws of each jurisdiction in which the Real Property Collateral is located) in form and substance satisfactory to the Co-Agents and Back Bay in their sole discretion;

                           (m)      Agent shall have received (i) appraisals of
the Real Property Collateral and appraisals of the Inventory and the Equipment, in each case satisfactory to the Co-Agents and Back Bay, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable second priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agent;

                           (n)      Agent shall have received satisfactory
evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (o)      Agent shall have received evidence
satisfactory to it that, after making the initial Advance on the Closing Date, the issuance of any Letters of Credit on the Closing Date and the funding of the Term Loans hereunder on the Closing Date, Borrower shall have unrestricted cash on hand and Availability, less Borrower's accounts payable over thirty
(30) days past due in an amount equal to or greater than $10,000,000;

                           (p)      Since April 3, 1999, no Material Adverse
Change shall have occurred in Borrower's financial performance and condition or in the value of the Collateral, and no material deterioration shall have occurred in Borrower's accounts payable; provided, however, that the amendment, expiration or termination of the SunTrust Loan Agreement with respect to all amounts outstanding thereunder (other than the SunTrust Term Loan to be made on the Closing Date) shall not constitute a Material Adverse Change provided that the SunTrust Lenders shall not have commenced any collection or enforcement action against Borrower;

                           (q)      Agent shall have received satisfactory
reference checks on key management;

                           (r)      Agent shall have completed a satisfactory
updated field audit;

                           (s)      An appraiser satisfactory to the Co-Agents
shall have completed an inspection of Borrower's machinery and equipment;

                           (t)      Agent shall have received Borrower's
business plan, in form and substance satisfactory to the Co-Agents and Back Bay, specifically providing for the disposal of assets relating to Borrower's existing yarn and denim business and the announcement of same;

                           (u)      Agent and the Lenders shall have received
payment of such fees and expenses as are due and payable on the Closing Date;
and

                           (v)      all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, ALL LETTERS OF CREDIT AND THE TERM LOANS. The following shall be conditions precedent to all Advances, all Letters of Credit and the Term Loans hereunder:

                           (a)      the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b)      no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                           (c)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group or any of their Affiliates.

                  3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                           (a)      on or before July 30, 1999, deliver to Agent
an opinion of Borrower's counsel addressing perfection of Agent's security interest in the Collateral in the States of New York and California in form and substance satisfactory to the Co-Agents;

                           (b)      within thirty (30) days of the Closing Date,
deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (c)      on or before September 30, 1999, deliver to
Agent evidence in form and substance satisfactory to the Co-Agents, that Borrower has resolved any and all "Year 2000 problems" with respect to Borrower's critical systems; and

                              (d)       on or before the date forty-five (45)
days following the Closing Date, deliver to Agent evidence satisfactory to Agent that the Indebtedness of Borrower under the $3,700,000 Development Authority of Pike County Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Thomaston Mills, Inc. Project) Series 1995 described in that certain Indenture of Trust, dated as of April 1, 1995 by and between First Citizens Bank & Trust Company, as trustee, and Development Authority of Pike County has been repaid in full.

                  3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is five (5) years from the Closing Date unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent at the direction of the Co-Agents (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

                  3.6      EARLY TERMINATION BY BORROWER. The provisions of
Section 3.4 that provide for termination of this Agreement by Borrower only on the Maturity Date notwithstanding, Borrower has the option, at any time upon ninety (90) days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with (i) a fee (the "Tranche A Early Termination Fee") (for the ratable benefit of the Tranche A Lenders) (a) in the amount of $3,500,000 if this Agreement is terminated on or before the first anniversary of the Closing Date, (b) in the amount of $2,800,000 if this Agreement is terminated after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, (c) in the amount of $2,100,000 if this Agreement is terminated after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, (d) in the amount of $1,400,000 if this Agreement is terminated after the third anniversary of the Closing Date and on or before the fourth anniversary of the Closing Date, or (e) in the amount of $700,000 if this Agreement is terminated after the fourth anniversary of the Closing Date and before the Maturity Date, and (ii) payment of a fee (the "Tranche B Early Termination Fee") (for the ratable benefit of the Tranche B Lenders) in the amount of (a) $150,000 if the Tranche B Term Loans are prepaid in whole on or before the first anniversary of the Closing Date, (b) $100,000 if the Tranche B Term Loans are prepaid in whole after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date,
(c) $50,000 if the Tranche B Term Loans are prepaid in whole after the second anniversary of the Closing Date and before the Maturity Date; provided, however, that if the Obligations are paid in full and the Commitments are terminated upon the sale of Borrower or substantially all of the assets or stock of Borrower, the foregoing Tranche A Early Termination Fee shall be reduced by one-half; provided further, however, that if the Obligations are paid in full and the Commitments are terminated on or before the date one month following the Closing Date, payment of a portion of the Tranche A Early Termination Fee (in an amount necessary to make the effective rate of interest paid on the Obligations owed to the Tranche A Lenders not greater than five percent (5%) during such first month following the Closing Date) shall be due and payable on the first day of the next succeeding month.

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Tranche A Early Termination Fee and the Tranche B Early Termination Fee. The Tranche A Early Termination Fee and the Tranche B Early Termination Fee shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Tranche A Early Termination Fee and the Tranche B Early Termination Fee provided for in this Section 3.7 shall be deemed included in the Obligations.

         4.       CREATION OF SECURITY INTEREST.

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

                  4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as permitted by Section 7.4, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent or any Co-Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. Agent or Agent's designee (in its own discretion or at the request of any Co-Agent) may at any time (in connection with any Account with respect to which the Account Debtor is located in Puerto Rico) or at any time after a Default or Event of Default has occurred and is continuing (in connection with any other Account, General Intangibles and Negotiable Collateral) (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession,
(e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure (upon consultation with the Co-Agents), make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure (upon consultation with the Co-Agents), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent (upon consultation with the Co-Agents) determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

                  4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents), and together with any Co-Agent or Lender that so elects, shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Unless and until a Default or Event of Default occurs, the Co-Agents intend (a) to conduct appraisals of the Equipment no more frequently than annually except, with respect to the first year following the Closing Date, the Co-Agents intend to conduct an appraisal of the Equipment within sixty (60) days of the Closing Date and again prior to the first anniversary of the Closing Date and (b) to conduct appraisals of the Inventory no more frequently than quarterly, with desktop appraisals being conducted quarterly and full appraisals being conducted semi-annually, except, with respect to the first quarter following the Closing Date, the Co-Agents intend to conduct a desk top appraisal of the Inventory within sixty (60) days of the Closing Date; provided, however, that, at all times, the Co-Agents shall be entitled to conduct appraisals of the Collateral in their sole discretion.

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit, and Term Loans made thereafter, as though made on and as of the date of such Advance, Letter of Credit or Term Loans (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

                  5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

                  5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

                  5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

                  5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

                  5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 58-0460470.

                  5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each of Borrower and each Subsidiary of Borrower
is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                           (b) Set forth on Schedule 5.8, is a complete and
accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (c) Except as set forth on Schedule 5.8, no capital
stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a) The execution, delivery, and performance by
Borrower and each Subsidiary of Borrower, as applicable, of this Agreement and the Loan Documents to which Borrower or any such Subsidiary, as applicable, is a party have been duly authorized by all necessary corporate action.

                           (b) The execution, delivery, and performance by
Borrower and each Subsidiary of Borrower, as applicable, of this Agreement and the Loan Documents to which Borrower or any such Subsidiary, as applicable, is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower or any such Subsidiary, as applicable, the Governing Documents of Borrower or any such Subsidiary, as applicable, or any order, judgment, or decree of any court or other governmental authority binding on Borrower or any such Subsidiary, as applicable, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower or any such Subsidiary, as applicable, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower or any such Subsidiary, as applicable, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower or any such Subsidiary, as applicable.

                           (c) Other than the filing of appropriate financing
statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower or any Subsidiary of Borrower, as applicable, of this Agreement and the Loan Documents to which Borrower or any such Subsidiary, as applicable, is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other Person.

                           (d) This Agreement and the Loan Documents to which
Borrower or any Subsidiary of Borrower, as applicable, is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower or any such Subsidiary, as applicable, will be the legally valid and binding obligations of Borrower or any such Subsidiary, as applicable, enforceable against Borrower or any such Subsidiary, as applicable, in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Liens granted by Borrower and each
Subsidiary of Borrower to Agent (for the benefit of the Lender Group) in and to Borrower's or any such Subsidiary's properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens (or second priority Liens with respect to the Real Property Collateral), subject only to Permitted Liens.

                  5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower or any Subsidiary of Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, any Subsidiary of Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower or a Subsidiary of Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower or any Subsidiary of Borrower, would not result in a Material Adverse Change.

                  5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower, any Subsidiary of Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such Subsidiary's or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's (or such Subsidiary's or such guarantor's, as applicable) results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Subsidiary or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

                  5.12 SOLVENCY. Borrower and each Subsidiary of Borrower is Solvent. No transfer of property is being made by Borrower or any Subsidiary of Borrower and no obligation is being incurred by Borrower or any Subsidiary of Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any Subsidiary of Borrower.

                  5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect material liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                  5.14     ENVIRONMENTAL CONDITION. Except as set forth on
Schedule 5.14, none of Borrower's or any Subsidiary of Borrower's properties or assets has ever been used by Borrower or any such Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's or any Subsidiary of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any Subsidiary of Borrower. Neither Borrower nor any Subsidiary of Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency which indicates the Borrower may incur a material liability as the result of any action or omission by Borrower or any Subsidiary of Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15 INTELLECTUAL PROPERTY. Neither Borrower nor any Subsidiary or Borrower owns, licenses or has any rights to or interest in any patents, trade names, trademarks, servicemarks, registered copyrights, or any application for the registration of any of the foregoing, except as set forth on Schedule 5.15.

                  5.16 YEAR 2000 COMPLIANCE. Borrower and its Subsidiaries are in the process of implementing a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and shall resolve on or before September 30, 1999 any

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

material "year 2000 problem." Borrower has also made reasonable inquiry of its major suppliers and vendors that, if unable to sell Inventory or provide services to Borrower, as the case may be, would result in a Material Adverse Change, with respect to the "year 2000 problem." On the basis of the inquiry, Borrower has no reason to believe that each such supplier and vendor of Borrower will not resolve any material "year 2000 problem" on a timely basis.

         6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Maintain, and cause each of its Subsidiaries to maintain, a standard and modern system of accounting that enables Borrower and its Subsidiaries to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral (as defined herein and in the Subsidiary Security Agreement) that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                  6.2 COLLATERAL REPORTING. Provide Agent (and, at the request of any Co-Agent, provide the Co-Agents) with the following documents at the following times in form satisfactory to Agent: (a) on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the fifteenth (15th) day of each fiscal month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the fifteenth (15th) day of each fiscal month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, (d) on a weekly basis, Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory,
(e) on each Business Day, notice of all returns, disputes, or claims in excess of $25,000, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrower's customers,
(h) on a monthly basis, a calculation of the Dilution for the prior month; and
(i) such electronic data or other reports as to the Collateral or the financial condition of Borrower as Agent may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, after an Event of Default has occurred and is continuing, and at Agent's direction (or at the request of any Co-Agent), the


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invoices shall indicate on their face that the Account has been assigned to
Agent (for the benefit of the Lender Group) and that all payments are to be made directly to Agent.

                  6.3      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.
                           (a) Deliver to the Co-Agents: (i) as soon as
available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (ii) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to the Co-Agents and certified, without any explanatory or qualifying paragraphs, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                           (b) Together with the above, Borrower also shall
deliver to the Co-Agents Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by any Co-Agent relating to the financial condition of Borrower.

                           (c) Each month, together with the financial
statements provided pursuant to Section 6.3(a)(i), Borrower shall deliver to the Co-Agents a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to the Co-Agents hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to the Co-Agents there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any


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non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                           (d) Borrower shall have issued written instructions
to its independent certified public accountants authorizing them to communicate with the Co- Agents, or any of them, and to release to the Co-Agents whatever financial information concerning Borrower that any Co-Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to the Co- Agents, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to the Co-Agents any information they may have regarding Borrower's business affairs and financial conditions.

                           (e) On or before May 31 of each fiscal year,
Borrower shall deliver to the Co-Agents Borrower's business plan, including projections of EBITDA, Tangible Net Worth and capital expenditures, for the next succeeding fiscal year (the "Business Plan"), which Business Plan shall be reasonably acceptable to the Co-Agents in all respects.

                  6.4 TAX RETURNS. Deliver to Agent copies of each of Borrower's and its Subsidiaries' future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

                  6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

                  6.6 RETURNS. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if the Co-Agents consent (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

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                  6.7      TITLE TO EQUIPMENT. Upon Agent's request, Borrower
immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                  6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, any Subsidiary of Borrower or any of Borrower's or any Subsidiary of Borrower's property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall, and shall cause each of its Subsidiaries to, make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of Borrower or any such Subsidiary of Borrower, as applicable, by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will, and will cause each of its Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of Borrower or any such Subsidiary of Borrower, as applicable, by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower or any such Subsidiary, as applicable, has made such payments or deposits.

                  6.10     INSURANCE.

                           (a) At its expense, keep the Personal Property
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) At its expense, obtain and maintain (i)
insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in


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such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; (iii) business rental insurance covering annual receipts for a twelve (12) month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every twelve (12) months at Borrower's cost.

                           (c) Intentionally Omitted.

                           (d) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be currently in effect or otherwise reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of Georgia. All hazard insurance and such other insurance as Agent shall specify, shall contain a mortgagee endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (e) Original policies or certificates thereof
satisfactory to Agent evidencing such insurance shall be delivered to Agent at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent (in consultation with the Co-Agents) shall have the right to adjust any loss exceeding $50,000. Agent (in consultation with the Co-Agents) shall have the exclusive right to adjust all losses in excess of $50,000 payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent (in consultation with the Co-Agents) either to the prepayment of the Obligations without premium, in such order or manner as Agent (in consultation with the Co-Agents) may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to the Co-Agents for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be


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effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                           (f) Borrower shall not take out separate insurance
concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard mortgagee endorsement acceptable to Agent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected (the Lien of Agent for the benefit of the Lender Group), security interests in such assets and also provides to Agent a Collateral Access Agreement.

                  6.13 COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.


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

                  6.14     EMPLOYEE BENEFITS.

                           (a) Deliver to Agent: (i) Promptly, and in any event
within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                           (b) Cause to be delivered to Agent, upon Agent's
request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

                  6.15 LEASES. Pay when due, and cause each of its Subsidiaries to pay when due, all rents and other amounts payable under any leases of real property or any leases of personal property which are necessary for use in Borrower's business or with respect to which the present value of the remaining lease payments exceeds $25,000 to which Borrower or any such Subsidiary of Borrower, as applicable, is a party or by which Borrower's or any such Subsidiary of Borrower's, properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Subsidiary of Borrower fails timely to make payment of such rents and other amounts

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

payable when due under its leases, the Co-Agents shall be entitled, in their reasonable discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                  6.16 YEAR 2000. Borrower will resolve on or before September 30, 1999 any material "Year 2000 problem."

         7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any Subsidiary of Borrower to, do any of the following:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable, with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement,
together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                           (b) Indebtedness set forth on Schedule 7.1;

                           (c) Indebtedness secured by Permitted Liens;

                           (d) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness; and

                           (e) other Indebtedness that is unsecured and does
not exceed $200,000 in the aggregate.

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of Borrower's or any such Subsidiary's property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the

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

replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                  7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's or any Subsidiary of Borrower's properties or assets other than (a) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, and (b) sales of obsolete or outdated Equipment in an amount not to exceed $50,000 per fiscal year.

                  7.5 CHANGE NAME. Change Borrower's or any Subsidiary of Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

                  7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

                  7.7 NATURE OF BUSINESS. Except as permitted by Section 7.15, make any change in the principal nature of Borrower's or any Subsidiary of Borrower's business.

                  7.8      PREPAYMENTS AND AMENDMENTS.

                           (a) Except in connection with a refinancing
permitted by Section 7.1(d), prepay, refinance, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; provided, however, that Borrower may prepay the SunTrust Term Loan to the extent permitted in the Intercreditor Agreement;

                           (b) Directly or indirectly, amend, modify, alter,
increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d) including, without limitation, the SunTrust Loan Agreement and the documents related thereto; and

                           (c) Change its fiscal year end from the Saturday
closest to June 30.


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


                  7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 CONSIGNMENTS. Except as set forth on Schedule 7.10, consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

                  7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

                  7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or any Subsidiary of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral (as defined herein and in the Subsidiary Security Agreement) or Borrower's or any Subsidiary of Borrower's, as applicable, financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                  7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to the Co-Agents (including without limitation the transactions described on Schedule 7.14), and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.15 SUSPENSION. Except for exiting its denim and yarn lines of business, suspend or go out of a substantial portion of its business.

                  7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

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


                  7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender (other than with respect to the SunTrust Term
Loan), and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                  7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

                  7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                           (a) engage, or permit any Subsidiary of Borrower to
engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                           (b) permit to exist with respect to any Benefit Plan
any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                           (c) fail, or permit any Subsidiary of Borrower to
fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                           (d) terminate, or permit any Subsidiary of Borrower
to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                           (e) fail, or permit any Subsidiary of Borrower to
fail, to make any required contribution or payment to any Multiemployer Plan;

                           (f) fail, or permit any Subsidiary of Borrower to
fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

                           (g) amend, or permit any Subsidiary of Borrower to
amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                           (h) withdraw, or permit any Subsidiary of Borrower
to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $50,000.

                  7.20     FINANCIAL COVENANTS.  Fail to maintain:

                           (a) Minimum EBITDA. EBITDA of at least the amount
set forth in the table below, measured on a fiscal month-end basis for fiscal year to such date, as of the applicable date set forth in the table below:



                 -------------------------------------------------
                  As of the fiscal month            Year-to-Date
                  ----------------------            ------------
                     ended closest to:                 EBITDA:
                     -----------------                 -------
                 -------------------------------------------------
                 July 31, 1999                      $   594,000
                 -------------------------------------------------
                 August 31, 1999                    $ 1,283,000
                 -------------------------------------------------
                 September 30, 1999                 $ 2,162,000
                 -------------------------------------------------
                 October 31, 1999                   $ 3,317,000
                 -------------------------------------------------
                 November 30, 1999                  $ 4,265,000
                 -------------------------------------------------
                 December 31, 1999                  $ 5,059,000
                 -------------------------------------------------
                 January 31, 2000                   $ 6,157,000
                 -------------------------------------------------
                 February 28, 2000                  $ 7,319,000
                 -------------------------------------------------
                 March 31, 2000                     $ 8,648,000
                 -------------------------------------------------
                 April 30, 2000                     $10,089,000
                 -------------------------------------------------
                 May 31, 2000                       $11,586,000
                 -------------------------------------------------
                 June 30, 2000                      $13,253,000
                 -------------------------------------------------


                           (b) Tangible Net Worth. Tangible Net Worth of at
least the amount set forth in the table below, measured on a fiscal month-end basis, as of the applicable date set forth in the table below:



            ----------------------------------------------------------
                 As of the fiscal month            Tangible Net Worth:
                 ----------------------            -------------------
                    ended closest to:
                    -----------------
            -----------------------------------------------------------
                    July 31, 1999                      $43,675,000
            -----------------------------------------------------------
                    August 31, 1999                    $42,778,000
            -----------------------------------------------------------
                    September 30, 1999                 $41,664,000
            -----------------------------------------------------------
                    October 31, 1999                   $41,254,000
            -----------------------------------------------------------
                    November 30, 1999                  $40,615,000
            -----------------------------------------------------------
                    December 31, 1999                  $39,384,000
            -----------------------------------------------------------
                    January 31, 2000                   $38,929,000
            -----------------------------------------------------------
                    February 28, 2000                  $38,557,000
            -----------------------------------------------------------
                    March 31, 2000                     $37,945,000
            -----------------------------------------------------------
                    April 30, 2000                     $37,867,000
            -----------------------------------------------------------
                    May 31, 2000                       $37,865,000
            -----------------------------------------------------------
                    June 30, 2000                      $37,639,000
            -----------------------------------------------------------


; provided, however, that, based upon Borrower's Business Plan delivered to the Co-Agents pursuant to Section 6.3(e), the Required Lenders shall establish the monthly minimum EBITDA and Tangible Net Worth covenants for each fiscal year after the fiscal year ending closest to June 30, 2000 using the same methodology as utilized for the fiscal year ending closest to June 30, 2000, and the covenants shall be presented to Borrower for its approval, which approval shall not be unreasonably withheld. In the event Borrower does not approve the proposed covenants, then the Required Lenders shall establish such covenants, its their reasonable discretion, based upon Borrower's Business Plan for the applicable fiscal year; provided, however, that with respect to the minimum Tangible Net Worth covenant set forth in Section 7.20(b), prior to the date such covenant is established, Borrower shall not fail to maintain Tangible Net Worth of at least $37,639,000 as of each fiscal month-end.

                  7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal month during the fiscal year ending closest to June 30, 2000 in excess of $333,000; provided, however, that, to the extent Borrower has not made capital expenditures totaling $333,000 per month during the preceding months during any fiscal year, the unused amount may be carried forward to the succeeding months during such fiscal year, but such amounts may not be carried forward to any succeeding fiscal year; provided further, however, that based upon Borrower's Business Plan delivered to the Co-Agents pursuant to Section 6.3(e), the Required Lenders shall establish the monthly maximum capital expenditure covenant for each fiscal year after the fiscal year ending closest to June 30, 2000 using the same methodology as utilized for the fiscal year ending closest to June 30, 2000, and the covenant shall be presented to Borrower for its approval, which approval shall not be unreasonably withheld. In the event Borrower does not approve the proposed covenant, then the Required Lenders shall establish such covenant, its their reasonable discretion, based upon Borrower's Business Plan for the applicable fiscal year.

                  7.22 COLLATERAL COVERAGE. Fail to maintain, as of any date of determination, a ratio of (a) the principal balance of the Term Loans as of such date to (b) the most recently determined Equipment Net Liquidation Value of at least the ratio set forth in the table below as of the date opposite such ratio:

-------------------------------------------------------------
As of:                                Term Loans to Equipment
                                      Net Liquidation Value
                                      Ratio:
-------------------------------------------------------------
September 30, 1999                                    94%
-------------------------------------------------------------
July 31, 2000                                         85%
-------------------------------------------------------------
July 31, 2001 and each
anniversary thereof                                   75%
-------------------------------------------------------------

To the extent that Borrower fails to maintain the ratio set forth above as of the applicable date of determination, in addition to the other remedies available to the Lender Group hereunder, the Co-Agents shall be entitled, in their reasonable discretion, to create a reserve against the Borrowing Base in an amount sufficient to offset any such deficiency.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral and Financial Reporting), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days;
(b) if Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15)

Business Days; or (c) if Borrower or any Subsidiary of Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, if any, expressly provided for in such Loan Documents) or in any other present or future agreement between Borrower or any Subsidiary of Borrower, as applicable, and the Lender Group (giving effect to any grace periods, if any, expressly provided for in such agreements); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, (in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower or any Subsidiary of Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period, if any, Lenders shall not be required during such period to make Advances to Borrower;

                  8.3      If there is a Material Adverse Change;

                  8.4 If any material portion of Borrower's or any Subsidiary of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5 If an Insolvency Proceeding is commenced by Borrower or any Subsidiary of Borrower;

                  8.6 If an Insolvency Proceeding is commenced against Borrower or any Subsidiary of Borrower and any of the following events occur:
(a) Borrower or such Subsidiary, as applicable, consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or such Subsidiary, as applicable; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If Borrower or any Subsidiary of Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such prohibition is not terminated within thirty (30) days;

                  8.8 If a notice of Lien, levy, or assessment (other than a Permitted Lien) is filed of record with respect to any of Borrower's or any Subsidiary of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a Permitted Lien), whether choate or otherwise, upon any of Borrower's or any

Subsidiary of Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim becomes a Lien or encumbrance (other than a Permitted Lien) upon any material portion of Borrower's or any Subsidiary of Borrower's properties or assets;

                  8.10 (a) If there is a default in any material agreement to which Borrower or any Subsidiary of Borrower is a party with one or more third Persons and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) with respect to any material agreement in which the principal obligation of Borrower thereunder is equal to or exceeds $1,000,000, results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or such Subsidiary's obligations thereunder; or (b) if there is a default under the SunTrust Loan Agreement with respect to the SunTrust Term Loan.

                  8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

                  8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

         9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default the Co-Agents (upon the direction of the Required Lenders or, to the extent provided in Section 9.3, the Tranche B Lenders) may direct Agent, pursuant to Sections 17.4 and 17.5, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable and terminate the Commitments; provided, however, that, notwithstanding anything herein to the contrary, upon an Event of Default described in Section 8.5 or Section 8.6, the Commitments shall be terminated and all Obligations immediately shall be due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which the Co-Agents consider advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e) Cause Borrower to hold all returned Inventory in
trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                           (f) Without notice to or demand upon Borrower or any
guarantor, make such payments and do such acts as the Co-Agents consider necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if the Co-Agents so require, and to make the Personal Property Collateral available to Agent as the Co-Agents may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Co-Agents' determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one (1) year in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                           (h) Hold, as cash collateral, any and all balances
and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Seek the appointment of a receiver or keeper to
take possession of the Collateral and to enforce any remedies provided for herein, at law or in equity with respect to such appointment without prior notice of hearing;

                           (j) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (k) Sell the Personal Property Collateral at either
a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as the Co-Agents determine is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (l) Agent shall give notice of the disposition of
the Personal Property Collateral as follows:

                               (A) Agent shall give Borrower and each holder of
a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                (B) The notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                                 (C) If the sale is to be a public sale,
Agent also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (m) Agent (at the direction of the Co-Agents) may
credit bid and purchase at any public sale; and

                           (n) Any deficiency that exists after disposition of
the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

                  9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

                  9.3 SPECIAL PROVISIONS REGARDING TRANCHE B LENDERS. The Tranche B Lenders may direct the Co-Agents to direct Agent to exercise the remedy set forth in Section 9.1(a) upon the occurrence of any of the following events:

                           (a) If Borrower fails to pay when due and payable any Obligation owed to the Tranche B Lenders, or any of them, and such payment remains unpaid forty-five (45) days after the due date therefor;

                           (b)      If any Overadvance (other than an
                                    Overadvance made pursuant to Section
                                    2.1(h)) remains unpaid seventy-five (75) days after the date such Overadvance is made or arises;

                           (c)      If any Overadvance (other than an
                                    Overadvance made pursuant to Section
                                    2.1(h)) is made or arises on or before the date seventy-five (75) days following the immediately preceding Overadvance (other than an Overadvance made pursuant to
                                    Section 2.1(h)) and such new Overadvance remains unpaid thirty (30) days after the date such Overadvance is made or arises; or

                           (d) If Borrower fails to keep the covenant set forth in Section 7.20(a), Section 7.21 or
                                    Section 7.22, such Default remains in
                                    existence seventy-five (75) days following the date of occurrence thereof, and, with respect to a failure by Borrower to keep the covenant set forth in Section 7.22, a reserve of the type and the amount set forth in Section 7.22 is not established.

         10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that the Co-Agents determine that such failure by Borrower could result in a Material Adverse Change, in their discretion and without prior notice to Borrower, the Co-Agents may direct Agent to do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as the Co-Agents deem necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as the Co-Agents deem prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. The Co- Agents need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

                  11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Agent, each Agent-Related Person, each Co-Agent, each Co-Agent Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail
(postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:


       IF TO BORROWER:                   THOMASTON MILLS, INC.
                                         115 East Main Street
                                         Thomaston, Georgia 30286
                                         Attn: William Ott
                                         Fax No. (706) 646-5094

       WITH COPIES TO:                   JONES, DAY, REAVIS & POGUE
                                         3500 SunTrust Plaza
                                         303 Peachtree Street, N.E.
                                         Atlanta, Georgia 30308-3242
                                         Attn: Lizanne Thomas, Esq.
                                         Fax No. (404) 581-8965

       IF TO AGENT OR THE                FOOTHILL CAPITAL CORPORATION
       LENDER GROUP IN CARE              11111 Santa Monica Blvd.
       OF AGENT:                         Suite 1500
                                         Los Angeles, California 90025-3333
                                         Attn: Business Finance Division Manager
                                         Fax No. (310) 478-9788

      WITH COPIES TO:               FOOTHILL CAPITAL CORPORATION
                                    Northpark Town Center
                                    Building 400
                                    1000 Abernathy Road, N.E.
                                    Suite 1450
                                    Atlanta, Georgia 30328
                                    Attn: Business Finance Division Manager
                                    Fax No. (770) 508-1370

      AND:                          PAUL, HASTINGS, JANOFSKY &
                                    WALKER LLP
                                    600 Peachtree Street, N.E.
                                    Suite 2400
                                    Atlanta, Georgia 30308-2222
                                    Attn: Jesse H. Austin, III, Esq.
                                    Fax No. (404) 815-2424

      IF TO THE CO-AGENTS:          to the address for notices set forth above
                                    for the Agent

      AND:                          GENERAL ELECTRIC CAPITAL
                                    CORPORATION
                                    3379 Peachtree Road, N.E.
                                    Suite 600
                                    Atlanta, Georgia  30326
                                    Attn:    Senior Vice President - Thomaston
                                             Mills, Inc.
                                    Fax No: (404) 262-9032



      WITH A COPY TO:               SMITH GAMBRELL & RUSSELL
                                    Suite 3100 Promanade II
                                    1230 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309-3592
                                    Attn: Bruce W. Moorhead, Jr., Esq.
                                    Fax No: (404) 685-6960

      IF TO THE TRANCHE B
      LENDERS:                      BACK BAY CAPITAL FUNDING LLC
                                    440 South LaSalle Street
                                    Suite 3950
                                    Chicago, Illinois 60605
                                    Attn: Colin Cross

                                    Fax No: (312) 431-0549

      WITH A COPY TO:               BACK BAY CAPITAL FUNDING LLC
                                    40 Broad Street
                                    10th Floor
                                    Boston, Massachusetts 02109
                                    Attn: James Dore
                                    Fax No: (617) 434-4312

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.


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



         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four (4) months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.


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         15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                  15.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Any Lender may, with the written notice to Agent
and, so long as no Default or Event of Default has occurred and is continuing, with the written consent of Borrower (which consent will not be unreasonably withheld), assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit A-1; and
(iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000; provided further, however, that no consent of Borrower shall be required in connection with an assignment by a Lender of all or substantially all of its portfolio of loans.

                           (b) From and after the date that Agent notifies the
assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this


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Agreement or any other Loan Document furnished pursuant hereto; (3) such
Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon Agent, any Co-Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent and the Co-Agents to take such action as agents on behalf and to exercise such powers under this Agreement as are delegated to Agent and the Co-Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon each Assignee's making its
processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                           (e) Any Lender may at any time, with the written
notice to Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent and the Co- Agents shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating;
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation;

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except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of the Co-Agents. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, the Co-Agents, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances, the Letters of Credit or the Term Loans. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

                           (f) In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                           (g) Notwithstanding any other provision in this
Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by Borrower is required in connection with any such assignment.

         16.      AMENDMENTS; WAIVERS.


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                  16.1     AMENDMENTS AND WAIVERS. No amendment or waiver of
any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                           (a) increase or extend the Commitment of any Lender;

                           (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (c) reduce the principal of, or the rate of interest
specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (d) modify any (x) payment term or (y) allocation of
Collections or proceeds of Collateral with respect to the Tranche B Term Loans, including without limitation, any term providing for the prepayment of the Tranche B Term Loans;

                           (e) change the percentage of the Commitments or of
the aggregate unpaid principal amount of the Advances and Term Loans, which is required for the Lenders or any of them to take any action hereunder;

                           (f) increase the advance rate with respect to
Advances (except for the restoration of an advance rate after the prior reduction thereof), change Section 2.1(b) or modify the definition of "Eligible Accounts," "Eligible Domestic Accounts," "Eligible Bill and Hold Accounts," "Eligible Bill and Hold Inventory," "Eligible Foreign Accounts," "Eligible In-Transit Inventory," "Eligible Inventory," "Eligible Landed Inventory" or "Eligible Off-Site Inventory" in any manner less restrictive to Borrower;

                           (g) amend or grant any waiver or consent with
respect to Section 7.20(a), Section 7.21 or Section 7.22;


                           (h) amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders;

                           (i) release Collateral other than as permitted by
Section 17.1 or as required by the Intercreditor Agreement;

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                           (j) subordinate the lien of Agent in any of the
Collateral or any of the Obligations (except to the extent permitted herein);

                           (k) change the definition of "Required Lenders";

                           (l) release Borrower from any Obligation for the
payment of money; or

                           (m) amend any of the provisions of Article 17.

and; provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents, affect the rights or duties of the Co-Agents under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Agent Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

                  16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent, any Co- Agent, or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Co-Agent and/or any Lender, or delay by Agent, any Co-Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent, any Co-Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent, any Co-Agent or the Lenders on any occasion shall affect or diminish Agent's, each Co-Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's, each Co-Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent, any Co-Agent or any Lender may have.

         17.      AGENT; CO-AGENTS; THE LENDER GROUP.


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                  17.1     APPOINTMENT AND AUTHORIZATION OF AGENT AND THE
CO-AGENTS. Each Lender hereby designates and appoints Foothill as its Agent and a Co-Agent and GE Capital as a Co-Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent and the Co-Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent and each Co-Agent agree to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent, the Co-Agents and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, neither Agent nor any Co-Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall Agent or any Co-Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or any Co-Agent. Except as expressly otherwise provided in this Agreement, each of Agent and each Co-Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent or such Co-Agent, as the case may be, is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent or the Co-Agents, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term Loans, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) at the direction of the Co-Agents, perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Term Loans, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent or the Co-Agents, as the case may be, may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.


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                  17.2     DELEGATION OF DUTIES. Except as otherwise provided
in this Section, each of Agent and each Co-Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor any Co-Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Neither Agent nor any Co-Agent shall make any material delegation of duties to subagents or non-employee delegees without the prior written consent of the Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

                  17.3 LIABILITY OF AGENT-RELATED PERSONS AND CO-AGENT RELATED PERSONS. None of the Agent-Related Persons nor the Co-Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person or Co-Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

                  17.4 RELIANCE BY AGENT AND THE CO-AGENTS. Each of Agent and each Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent or such Co-Agent, as the case may be. Each of Agent and each Co-Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, each of Agent and each Co-Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent or any Co-Agent so requests, it shall first be

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indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of Agent and each Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Neither Agent nor any Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of Agent, with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent or such Co-Agent, as the case may be, has actual knowledge, unless Agent or such Co-Agent, as the case may be, shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Each of Agent and each Co-Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent or such Co-Agent, as the case may be, has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 17.4, each of Agent and each Co-Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

                           (a) At all times, the Co-Agents may propose and,
with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three (3) days of notification of such proposed actions by the Co-Agents) Agent (at the direction of the Co-Agents) may exercise, any remedies on behalf of the Lender Group; and

                           (b) At all times, once Required Lenders or all
Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

                  17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons nor the Co-Agent Related Persons has made any representation or warranty to it, and that no act by Agent or a Co-Agent, as the case may be, hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be

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deemed to constitute any representation or warranty by any Agent-Related Person or Co-Agent Related Person to any Lender. Each Lender represents to Agent and each Co-Agent that it has, independently and without reliance upon any Agent-Related Person or Co-Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower.
Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or Co-Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender
Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, neither Agent nor any Co-Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons or Co-Agent Related Persons, as the case may be.

                  17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro-Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons, or Co-Agent Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro-Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons or Co-Agent Related Persons, as the case may be, of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence,

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bad faith, or willful misconduct. Without limitation of the foregoing, each
Lender shall reimburse each of Agent and each Co-Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent or any Co-Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent or any Co-Agent, as the case may be, is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent or any Co-Agent, as the case may be.

                  17.8 AGENT IN INDIVIDUAL CAPACITY. Each of Foothill and GE Capital and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill or GE Capital, as the case may be, were not Agent or a Co-Agent, as the case may be, hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and GE Capital and their Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Foothill and GE Capital will use their reasonable best efforts to obtain), neither Foothill nor GE Capital shall be under any obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

                  17.9 SUCCESSOR AGENT. Any of Agent or any Co-Agent may resign or may be removed (upon request by the Required Lenders if such Agent's or Co-Agent's Commitments or Loans represent less than fifteen percent (15%) of all Commitments or Loans hereunder, as the case may be,) as Agent or Co-Agent, as the case may be, following notice of such resignation or removal ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent or Co-Agent, as the case may be. If Agent or any Co-Agent resigns or is removed under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent or Co-Agent, as the case may be, for the Lenders. If no successor Agent or Co-Agent, as the case may be, is appointed within thirty
(30) days of such retiring or removed Agent's or Co-Agent's Notice, Agent or such retiring or removed Co-Agent may appoint a successor Agent or Co-Agent, as the case may be, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent

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

or Co-Agent, as the case may be, hereunder, such successor Agent or Co-Agent shall succeed to all the rights, powers and duties of the retiring or removed Agent or Co-Agent, as the case may be, and the term "Agent" or "Co-Agent," as the case may be, shall mean such successor Agent or Co-Agent and such retiring or removed Agent's or Co-Agent's appointment, powers, and duties as Agent or Co-Agent, as the case may be, shall be terminated. After any retiring or removed Agent's or Co-Agent's resignation or removal hereunder as Agent or Co-Agent, as the case may be, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Co-Agent, as the case may be, under this Agreement.

                  17.10    WITHHOLDING TAX.

                           (a)      If any Lender is a "foreign corporation,
partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                                    (i)   if such Lender claims an exemption
from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii)  if such Lender claims that interest
paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (iii) such other form or forms as may be
required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b)      If any Lender claims exemption from, or
reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.


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


                           (c)      If any Lender claiming exemption from
United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                           (d)      If any Lender is entitled to a reduction in
the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (e)      If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.


                                      96
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                  17.11    COLLATERAL MATTERS.

                           (a)      The Lenders hereby irrevocably authorize
Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (b)      Agent shall have no obligation whatsoever
to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.


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


                  17.12    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF
                           PAYMENTS.

                           (a)      Each of the Lenders agrees that it shall
not, without the express consent of the Co-Agents, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Co-Agents, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Co-Agents, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                           (b)      Subject to Section 17.8, if, at any time or
times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro-Rata Share, Tranche A Pro-Rata Share, or Tranche B Pro-Rata Share, as the case may be, of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro-Rata Shares, Tranche A Pro-Rata Shares, or Tranche B Pro-Rata Shares, as the case may be; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  17.13 AGENCY FOR PERFECTION. Agent, and each Co-Agent, and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to

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

Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                  17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, the Co-Agents, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, the Co-Agents, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  17.16    FIELD AUDITS AND EXAMINATION REPORTS;
CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender;

                           (a)      is deemed to have requested that Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                           (b)      expressly agrees and acknowledges that
Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                           (c)      expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                           (d)      agrees to keep all Reports and other
material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless

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prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                           (e)      without limiting the generality of any
other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

                  17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other


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

Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         18.      GENERAL PROVISIONS.

                  18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

                  18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or


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restore, and as to all reasonable costs, expenses, and attorneys fees of the
Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  18.8 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  18.9 PRESS RELEASES. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Foothill or GE Capital or their affiliates or referring to this Agreement or the other Loan Documents without at least five
(5) Business Days' prior notice to Foothill and GE Capital and without the prior written consent of Foothill and GE Capital unless (and only to the extent that) Borrower or such Affiliate is required to do so under law and then, in any event, Borrower or such Affiliate will consult with Foothill and GE Capital before issuing such press release or other public disclosure. Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to Borrower for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

                  [remainder of page intentionally left blank]




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in Atlanta, Georgia.



                                    THOMASTON MILLS, INC.,
                                    a Georgia corporation


                                    By /s/
                                      -----------------------------------------

                                    Title:
                                          -------------------------------------

                                    FOOTHILL CAPITAL CORPORATION, a California corporation with an office in Atlanta, Georgia, as Agent, a Co-Agent and as a Lender


                                    By /s/
                                      -----------------------------------------

                                    Title:
                                          -------------------------------------


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, a New York corporation
                                    with an office in Atlanta, Georgia,
                                    as a Co-Agent and as a Lender

                                    By /s/
                                      -----------------------------------------

                                    Title:
                                          -------------------------------------


                                    BACK BAY CAPITAL FUNDING LLC,
                                    a Delaware limited liability company, as a Lender

                                    By /s/
                                      -----------------------------------------

                                    Title:
                                          -------------------------------------